DRAFT
                                                                 24 JANUARY 2000

                GOLDEN BOOKS PUBLISHING COMPANY, INC., as issuer

                                       AND

                                 THE GUARANTORS

                                       AND

                            HSBC BANK USA, as Trustee


                                    INDENTURE

                           Dated as of January 25, 2000

                              ---------------------

                                   $87,000,000

                      10.75% Senior Secured Notes Due 2004


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                                TABLE OF CONTENTS
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
ARTICLE ONE DEFINITIONS AND INCORPORATION BY REFERENCE....................................................1

   Section 1.01  Definitions..............................................................................1
   Section 1.02  Incorporation by Reference of TIA.......................................................22
   Section 1.03  Rules of Construction...................................................................22

ARTICLE TWO THE SENIOR NOTES.............................................................................23

   Section 2.01  Form and Dating.........................................................................23
   Section 2.02  Execution and Authentication............................................................23
   Section 2.03  Registrar, Paying Agent and Depositary..................................................24
   Section 2.04  Paying Agent to Hold Assets in Trust....................................................25
   Section 2.05  Securityholder Lists....................................................................25
   Section 2.06  Transfer and Exchange...................................................................25
   Section 2.07  Replacement Senior Notes................................................................30
   Section 2.08  Outstanding Senior Notes................................................................31
   Section 2.09  Treasury Senior Notes...................................................................31
   Section 2.10  Temporary Senior Notes..................................................................32
   Section 2.11  Cancellation............................................................................32
   Section 2.12  Defaulted Interest......................................................................32
   Section 2.13  CUSIP Number............................................................................32

ARTICLE THREE REDEMPTION.................................................................................33

   Section 3.01  Notices to Trustee......................................................................33
   Section 3.02  Selection of Senior Notes to Be Redeemed................................................33
   Section 3.03  Notice of Redemption....................................................................33
   Section 3.04  Effect of Notice of Redemption..........................................................34
   Section 3.05  Deposit of Redemption Price.............................................................34
   Section 3.06  Senior Notes Redeemed in Part...........................................................35
   Section 3.07  Optional Redemption.....................................................................35
   Section 3.08  Mandatory Redemption....................................................................35
   Section 3.09  Mandatory Purchase Upon Asset Sale......................................................35
   Section 3.10  Mandatory Purchase Upon Change of Control...............................................35

ARTICLE FOUR COVENANTS...................................................................................35

   Section 4.01  Payment of Senior Notes.................................................................35
   Section 4.02  Maintenance of Office or Agency.........................................................36
   Section 4.03  Limitation on Restricted Payments.......................................................37
   Section 4.04  Minimum EBITDA..........................................................................37
   Section 4.05  Corporate Existence.....................................................................38
   Section 4.06  Payment of Taxes and Other Claims.......................................................38
   Section 4.07  Maintenance of Properties and Insurance.................................................38
   Section 4.08  Compliance Certificate; Notice of Default...............................................39
   Section 4.09  Compliance with Laws....................................................................40

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   Section 4.10  Commission Reports......................................................................40
   Section 4.11  Waiver of Stay, Extension or Usury Laws.................................................40
   Section 4.12  Limitation on Transactions with Affiliates..............................................41
   Section 4.13  Limitation on Incurrences of Additional Indebtedness....................................41
   Section 4.14  Limitation on Payment Restrictions Affecting Restricted Subsidiaries....................44
   Section 4.15  Limitation on Liens.....................................................................44
   Section 4.16  Restrictions on Sale and Ownership of Restricted Subsidiaries...........................44
   Section 4.17  Limitation on Change of Control.........................................................45
   Section 4.18  Limitation on Asset Sales...............................................................46
   Section 4.19  Guarantees by Subsidiaries..............................................................48
   Section 4.20  Limitation on License Agreements and Distribution Agreements............................48
   Section 4.21  Subsidiaries............................................................................49
   Section 4.22  After Acquired and Moved Collateral.....................................................49
   Section 4.23  Listing on Securities Exchange..........................................................51
   Section 4.24  Maintenance Capital Expenditures........................................................51
   Section 4.25  Line of Business........................................................................51
   Section 4.26  Payments for Consent....................................................................51
   Section 4.27  Ability to Make Cash Interest Payments..................................................52

ARTICLE FIVE SUCCESSOR CORPORATION.......................................................................52

   Section 5.01  Limitation on Merger, Etc. .............................................................52
   Section 5.02  Successor Corporation Substituted.......................................................54

ARTICLE SIX DEFAULT AND REMEDIES.........................................................................54

   Section 6.01  Events of Default.......................................................................54
   Section 6.02  Acceleration............................................................................57
   Section 6.03  Other Remedies..........................................................................58
   Section 6.04  Waiver of Past Defaults.................................................................58
   Section 6.05  Control by Majority.....................................................................58
   Section 6.06  Limitation on Suits.....................................................................59
   Section 6.07  Rights of Holders to Receive Payment....................................................59
   Section 6.08  Collection Suit by Trustee..............................................................59
   Section 6.09  Trustee May File Proofs of Claim........................................................60
   Section 6.10  Priorities..............................................................................60
   Section 6.11  Undertaking for Costs...................................................................60
   Section 6.12  Event of Default from Willful Action....................................................61
   Section 6.13  Rights and Remedies Cumulative..........................................................61
   Section 6.14  Delay or Omission Not Waiver............................................................61

ARTICLE SEVEN TRUSTEE....................................................................................61

   Section 7.01  Duties of Trustee.......................................................................61
   Section 7.02  Rights of Trustee.......................................................................62
   Section 7.03  Individual Rights of Trustee............................................................63

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   Section 7.04  Trustee's Disclaimer....................................................................63
   Section 7.05  Notice of Default.......................................................................64
   Section 7.06  Reports by Trustee to Holders...........................................................64
   Section 7.07  Compensation and Indemnity..............................................................64
   Section 7.08  Replacement of Trustee..................................................................65
   Section 7.09  Successor Trustee by Merger, Etc. ......................................................66
   Section 7.10  Eligibility; Disqualification...........................................................66
   Section 7.11  Preferential Collection of Claims Against Publishing....................................66

ARTICLE EIGHT LEGAL DEFEASANCE AND COVENANT DEFEASANCE...................................................66

   Section 8.01  Option to Effect Legal Defeasance or Covenant Defeasance................................66
   Section 8.02  Legal Defeasance and Discharge..........................................................66
   Section 8.03  Covenant Defeasance.....................................................................67
   Section 8.04  Conditions to Legal or Covenant Defeasance..............................................67
   Section 8.05  Deposited U.S. Legal Tender and U.S. Government Obligations to be Held in Trust;
                   Other Miscellaneous Provisions........................................................69
   Section 8.06  Repayment to Publishing.................................................................69
   Section 8.07  Reinstatement...........................................................................69

ARTICLE NINE AMENDMENTS, SUPPLEMENTS AND WAIVER..........................................................70

   Section 9.01  Without Consent of Holders..............................................................70
   Section 9.02  With Consent of Holders.................................................................71
   Section 9.03  Compliance with TIA.....................................................................73
   Section 9.04  Revocation and Effect of Consents.......................................................73
   Section 9.05  Notation on or Exchange of Senior Notes.................................................73
   Section 9.06  Trustee to Sign Amendments, Etc. .......................................................74

ARTICLE TEN MEETINGS OF SECURITYHOLDERS..................................................................74

   Section 10.01 Purposes for Which Meetings May Be Called...............................................74
   Section 10.02 Manner of Calling Meetings..............................................................74
   Section 10.03 Call of Meetings by Publishing or Holders...............................................75
   Section 10.04 Who May Attend and Vote at Meetings.....................................................75
   Section 10.05 Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights;
                   Adjournment...........................................................................75
   Section 10.06 Voting at the Meeting and Record to Be Kept.............................................76
   Section 10.07 Exercise of Rights of Trustee or Securityholders May Not Be Hindered or Delayed
                   by Call of Meeting....................................................................76

ARTICLE ELEVEN GUARANTEE OF SENIOR NOTES.................................................................77

   Section 11.01 Unconditional Guarantee.................................................................77
   Section 11.02 Seniority of Guarantee..................................................................78
   Section 11.03 Severability............................................................................78
   Section 11.04 Release of a Guarantor..................................................................78

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   Section 11.05 Limitation of Guarantor's Liability.....................................................78
   Section 11.06 Guarantors May Consolidate, etc., on Certain Terms......................................79
   Section 11.07 Contribution............................................................................79
   Section 11.08 Waiver of Subrogation...................................................................80
   Section 11.09 Execution of Guarantee..................................................................80
   Section 11.10 Guarantee Unconditional, Etc. ..........................................................81
   Section 11.11 Additional Guarantors...................................................................81
   Section 11.12 Waiver of Stay, Extension or Usury Laws.................................................82

ARTICLE TWELVE COLLATERAL AND SECURITY...................................................................82

   Section 12.01 Collateral Agreements...................................................................82
   Section 12.02 Recording and Opinions..................................................................83
   Section 12.03 Release of Collateral...................................................................83
   Section 12.04 Certificates of Publishing..............................................................84
   Section 12.05 Certificates of the Trustee.............................................................85
   Section 12.06 Authorization of Actions to be Taken by the Trustee Under the Collateral
                   Agreements............................................................................85
   Section 12.07 Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements........85
   Section 12.08 Termination of Security Interest........................................................85

ARTICLE THIRTEEN MISCELLANEOUS...........................................................................86

   Section 13.01 TIA Controls............................................................................86
   Section 13.02 Notices.................................................................................86
   Section 13.03 Communications by Holders with Other Holders............................................87
   Section 13.04 Certificate and Opinion as to Conditions Precedent......................................87
   Section 13.05 Statements Required in Certificate or Opinion...........................................87
   Section 13.06 Rules by Trustee, Paying Agent, Registrar...............................................88
   Section 13.07 Legal Holidays..........................................................................88
   Section 13.08 Governing Law...........................................................................88
   Section 13.09 No Adverse Interpretation of Other Agreements...........................................88
   Section 13.10 No Recourse Against Others..............................................................88
   Section 13.11 Successors..............................................................................88
   Section 13.12 Duplicate Originals.....................................................................89
   Section 13.13 Severability............................................................................89
   Section 13.14 Table of Contents, Headings, Etc. ......................................................89
   Section 13.15 Waiver of Jury Trial....................................................................89

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EXHIBITS AND SCHEDULES

   Exhibit A - Form of Senior Note...........................................A-1

   Exhibit B - Form of Security Agreement....................................B-1

   Exhibit C - Form of Copyright Security Agreement..........................C-1

   Exhibit D - Form of Trademark Security Agreement..........................D-1

   Exhibit E - Form of Registration Rights Agreement.........................E-1

   Exhibit F - Form of Mortgage..............................................F-1

   Exhibit G - Form of Pledge Agreement......................................G-1

   Exhibit H - Form of Pledge Agreement (Cash) ..............................H-1

   Exhibit I - Form of Intercreditor Agreement...............................I-1

   Exhibit J - Form of Parent's Charter......................................J-1

   Exhibit K - Form of Parent's Bylaws.......................................K-1

   Schedule 4.12 - Certain Permitted Affiliate Transactions.....................

   Schedule 4.21 - Permitted Subsidiaries.......................................


Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

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          INDENTURE  dated as of January 25, 2000 among GOLDEN BOOKS  PUBLISHING
COMPANY, INC., a Delaware corporation, the GUARANTORS (as defined below), and HSBC BANK USA, as Trustee (the "Trustee").

          Publishing has duly authorized the creation of an issue of 10.75% Senior Secured Notes due 2004, and, to provide therefor, Publishing has duly authorized the execution and delivery of this Indenture. The Senior Notes will be secured by a lien and security interest in the Collateral (as defined) maintained with the Collateral Agent (as defined) pursuant to the terms of the Collateral Agreements (as defined). The Senior Notes will be jointly and severally guaranteed, on an unconditional senior secured basis as provided herein, by the Guarantors (as defined). All things necessary to make the Senior Notes, when duly issued and executed by Publishing, and authenticated and delivered hereunder, the valid obligations of Publishing and the Guarantors and to make this Indenture a valid and binding agreement of Publishing and the Guarantors, have been done.

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of Publishing's 10.75% Senior Secured Notes due 2004 and any additional Senior Notes issued pursuant to this Indenture:

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01     Definitions.

          "ADDITIONAL SENIOR NOTES" shall have the meaning provided in Section 4.01.

          "ADJUSTED CONSOLIDATED NET TANGIBLE ASSETS" means the total amount of assets of Parent and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of Parent and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of Parent and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the Trustee.

          "ADJUSTED NET ASSETS" of a Person at any date means the lesser of the amount by which (i) the fair value of the property of such Person exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and calculated in accordance with the definition of Indebtedness), but excluding liabilities under the Guarantee, of such Person at such date and (ii) the present fair salable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date

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and after giving effect to any collection  from any Subsidiary of such Person in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee, as they become absolute and matured.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 4.12 hereof, the term "Affiliate" shall include any Person who, as a result of any transaction described therein, would become an Affiliate.

          "AFFILIATE CERTIFICATED NOTE" means a Certificated Note bearing the Rule 144 Legend.

          "AFFILIATE  GLOBAL  NOTE"  means a Global  Note  bearing  the Rule 144
Legend.

          "AFFILIATE NOTES" means, individually and collectively, each of the Affiliate Global Notes and the Affiliate Certificated Notes.

          "AFFILIATE  TRANSACTION"  shall have the  meaning  provided in Section
4.12.

          "AGENT" means any Registrar, Paying Agent or co-Registrar.

          "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

          "ASSET SALE" means, for any Person, any direct or indirect sale, transfer, conveyance, lease, license, assignment, or other disposition or issuance, including, without limitation, by merger or consolidation, pursuant to any sale and leaseback transaction or by exchange of assets and whether by operation of law or otherwise (each, as appropriate, a "disposition" or an "issuance"), or series of dispositions or issuances, made by such Person or any of its Restricted Subsidiaries to any Person of (i) any assets of such Person or any of its Restricted Subsidiaries, including, without limitation, assets consisting of any Capital Stock, Partnership Interest or other securities held by such Person or any of its Restricted Subsidiaries, or (ii) any Capital Stock or Partnership Interest issued by such Person or any Restricted Subsidiary of such Person. Notwithstanding the foregoing, "Asset Sale" shall not include (A) sales of products and services in the ordinary course of business, (B) issuances of Capital Stock by Parent, (C) dispositions or issuances subject to, and made in compliance with, Article Five, (D) grants of Liens permitted under Section 4.15, (E) dispositions or issuances to Parent or a Wholly-owned Subsidiary of Parent that is a Guarantor, (F) License and Distribution Agreements that satisfy all four of the following conditions: (1) the License and Distribution Agreement is otherwise permitted under this Indenture (including, without limitation, Sections 4.12 and 4.20 hereof), (2) the License and Distribution Agreement does not directly or

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indirectly  contain one or more of the four following  terms (all of which shall be interpreted in a manner consistent with the interpretation of the GAAP rules relating to capital leases): (a) a provision providing for the transfer, by the end of the license term, of the ownership of all or a substantial portion of the licensed property to the licensee; (b) a bargain purchase option; (c) a license term that is substantially (75% or more) equal to the estimated useful life of the licensed property; and (d) the present value of the minimum license payments, with certain adjustments in accordance with GAAP, is 90% or more of the fair value of the licensed property, (3) the License and Distribution Agreement has a term of less than seven years (but this clause (F)(3) shall not be applicable to (i) renewals of the Sony Distribution Agreement, and (ii) amendments to the Sony Distribution Agreement that are not material and not potentially adverse in any material respect to the Holders), and (4) the License and Distribution Agreement, together with all other License and Distribution Agreements similar or related thereto or which constitute part of a common plan or series of transactions, does not grant rights with respect to all or substantially all of the commercially exploitable Entertainment Rights in any of the particular titles or other assets being licensed, and (G) dispositions constituting Permitted Business Investments.

          "ASSET SALE CLOSING DATE" shall have the meaning provided in Section 4.18.

          "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

          "BOARD INCREASE" means an increase in the number of authorized members of Parent's Board of Directors as a result of a Director Event and the election by the Trustee, acting on behalf of the Holders, of an individual to fill such vacancy on Parent's Board of Directors, all as contemplated by Section 4.04(c).

          "BOARD OF DIRECTORS" means, with respect to any Person, the Board of Directors (or Persons serving an analogous function) of such Person, and, unless specified to the contrary, means the Board of Directors of Parent.

          "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "BUSINESS DAY" means a day that is not a Saturday, Sunday or a day on which banking institutions in New York City are not required to be open.

          "CAPITAL EXPENDITURE" means any expenditure (including leasehold improvements) that is properly classified as a capital expenditure in accordance with GAAP, including without limitation, all such expenditures associated with Capitalized Lease Obligations.

          "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person, including Preferred Stock, or any option, warrant or other security convertible into or exchangeable for any of the foregoing.

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          "CAPITALIZED LEASE OBLIGATION" means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations determined in accordance with GAAP.

          "CASH EQUIVALENTS" means (i) obligations issued or unconditionally guaranteed by the United States of America or any agency thereof, or obligations issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, (ii) commercial paper rated the highest grade by Moody's Investors Service, Inc. and Standard & Poor's Ratings Service and maturing not more than one year from the date of creation thereof, (iii) time deposits with, and certificates of deposit and banker's acceptances issued by, any bank having capital surplus and undivided profits aggregating at least $500 million and maturing not more than one year from the date of creation thereof, (iv) repurchase agreements with a term of not more than seven days that are secured by a perfected security interest in an obligation described in clause (i) and are with any bank described in clause (iii), and (v) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Ratings Service.

          "CERTIFICATED NOTE" means a certificated Senior Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof. A Certificated Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in Global Note" attached thereto.

          "CHANGE OF CONTROL" means one of (i) the acquisition after the Issue Date, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any Person or any group of Persons who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act) of any securities of Publishing or Parent such that, as a result of such acquisition, such Person or group either (a) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of Publishing's or Parent's then outstanding voting securities entitled to vote on a regular basis for a majority of the Board of Directors of Publishing or Parent (or in the event of a merger or consolidation of Publishing or Parent with or into any Person, more than 50% of the surviving entity's then outstanding voting securities entitled to vote on a regular basis for a majority of the Board of Directors of such surviving entity) or (b) otherwise has the ability to elect, directly or indirectly, a majority of the members of Publishing's or Parent's Board of Directors; or (ii) a change in the composition of the Board of Directors of Publishing or Parent such that a majority of the members of the Board of Directors of Publishing or Parent are not Continuing Directors; or (iii) an Asset Sale of all or substantially all of the assets of Parent, Publishing and their Subsidiaries (taken as a whole) to any Person that is not either Publishing or Parent.

          "CHANGE OF CONTROL OFFER" shall have the meaning provided in Section 4.17.

          "CHANGE OF CONTROL PAYMENT" shall have the meaning provided in Section 4.17.

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

          "CHANGE OF CONTROL  PAYMENT  DATE" shall have the meaning  provided in
Section 4.17.

          "COLLATERAL"   means  the  First  Lien   Collateral  and  Second  Lien
Collateral.

          "COLLATERAL AGENT" shall have the meaning set forth in the Security Agreement.

          "COLLATERAL AGREEMENTS" means, collectively, the Security Agreement, the Copyright Security Agreement, the Trademark Security Agreement, the Mortgage, the Pledge Agreement, the Pledge Agreement (Cash), the Intercreditor Agreement and any other document or instrument executed or delivered from time to time in connection with any of the foregoing, in each case, as the same may be in force from time to time.

          "COMMISSION" means the Securities and Exchange Commission.

          "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (ii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization or write-off of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Foreign Exchange Agreements and Interest Swap Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iii) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (iv) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to Publishing by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

          "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such

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

period, on a consolidated basis; PROVIDED that (i) the Net Income (or loss) of any Person that is not a Wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in each case to the referent Person or a Wholly-owned Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or the holders of its Capital Stock or Partnership Interests, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

          "CONTINUING DIRECTOR" means, as of any date of determination, any member of the Board of Directors (not including, for purposes of this definition, any committee of the full Board of Directors) of Publishing or Parent who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or, in the case of Publishing's Board of Directors (so long as Publishing is a Wholly-owned
Subsidiary of Parent), with the approval of a majority of the Continuing Directors of Parent.

          "COPYRIGHT SECURITY AGREEMENT" means the Copyright Security Interest Agreement, dated as of the Issue Date, by Publishing and the Guarantors in favor of the Collateral Agent, in the form of Exhibit C, as amended and supplemented from time to time in accordance with its terms.

          "CUSTODIAN"  means  any  receiver,   trustee,  assignee,   liquidator,
sequestrator or similar official under any Bankruptcy Law.

          "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "DEPOSITARY" means, with respect to Senior Notes issuable or issued in whole or in part as Global Notes, the Person specified in Section 2.03 as the Depositary with respect to the Global Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          A "DIRECTOR EVENT" occurs if EBITDA (calculated in accordance with the method and period of calculation used in determining Minimum CIT EBITDA) is, for any March 31, June 30, September 30 or December 31 (or other fiscal quarter end date) of any year, starting with March 31, 2001, less than the Minimum EBITDA for the corresponding date (March 31, June 30, September 30, December 31 or other fiscal quarter end date, as appropriate) for the year 2000.

          "DISQUALIFIED CAPITAL STOCK" means, with respect to any Person, any Capital Stock or Partnership Interest of such Person that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such Person or its Subsidiaries, including at the option of the holder, in whole or in part, or matures or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, in each instance on or prior to the date that is 91 days following the Maturity Date, in cash or securities constituting Indebtedness.

          "DOMESTIC SUBSIDIARY" means any Subsidiary of Parent or Publishing other than a Foreign Subsidiary.

          "EBITDA" means, for any period, the sum of (i) the consolidated net income of Parent before consolidated interest expense and provision for taxes of Parent and its Subsidiaries and without giving effect to: (x) any extraordinary gains or losses, or gains or losses from sales of assets other than from sales of inventory in the ordinary course of business, and (y) any nonrecurring cash charges incurred by Parent in connection with restructuring (including, without limitation, severance payments, employee costs, professional fees and external consulting services) plus (ii) all amortization of intangibles and depreciation deducted for such period in calculating net income.

          "ENTERTAINMENT RIGHTS" means, with respect to any asset, the rights to license, sell, distribute and otherwise obtain, generate or realize value (monetary or otherwise) from or in connection with such asset and all derivatives, spin-offs and other assets related thereto, directly or indirectly, through videos, cassettes, CDs, films, broadcasting (whether television, cable, radio or otherwise) or similar media whether now or hereafter existing (it being agreed that book publishing is not a similar medium).

          "EVENT OF DEFAULT" shall have the meaning provided in Section 6.01.

          "EXCESS PROCEEDS" shall have the meaning provided in Section 4.18.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

          "FIRST LIEN COLLATERAL" shall have the meaning provided in the Security Agreement.

          "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication (and determined in each case in accordance with GAAP), of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization or write-off of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Foreign Exchange Agreements and Interest Swap Obligations), (ii) the consolidated net interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon), and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Capital Stock payable (1) solely in Capital Stock of Parent (other than Disqualified Capital Stock) or (2) to Parent or a Wholly-owned Subsidiary of Parent, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of (a) the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period minus the amount of Capital Expenditures incurred in such period, to (b) the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the referent Person or any of its Restricted Subsidiaries incurs, assumes, guarantees or repays or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by such Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis for the acquisition and without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

          "FOREIGN EXCHANGE AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement designed to protect against fluctuations in currency values.

          "FOREIGN SUBSIDIARY" means any Subsidiary of Parent or Publishing that is not organized under the laws of any state of the United States of America or the District of Columbia.

          "GAAP" means generally accepted accounting principles as in effect in the United States of America as of the Issue Date.

          "GLOBAL NOTE" means a Senior Note issued in global form, evidencing all or a part of the Senior Notes to be issued as book-entry Senior Notes, which shall include the Global Note Legend thereon and a "Schedule of Exchanges of Interests in the Global Note" attached thereto.

          "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g)(i), which is required to be placed on all Global Notes under this Indenture.

          "GOLDEN CANADA" means Golden Books Publishing, (Canada) Inc., a corporation formed under the laws of the Province of Ontario, Canada.

          "GUARANTEE" means the Guarantee set forth in Article Eleven and any additional guarantee of Senior Notes.

          "GUARANTOR" means (i) as of the Issue Date, the Initial Guarantors, and (ii) thereafter, unless released from the Guarantee as permitted by this Indenture, the Initial Guarantors and any other Person that becomes a guarantor of the Senior Notes in compliance with the provisions of this Indenture and executes a supplemental indenture agreeing to be bound by the terms of this Indenture.

          "HOLDER" or  "SECURITYHOLDER"  means the Person in whose name a Senior
Note is registered on the Registrar's books.

          "INDEBTEDNESS" means with respect to any Person,  without duplication:
(i) all liabilities, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures, drafts accepted or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any goods, materials or services (other than any such balance that represents an account payable or any other monetary obligation to a trade creditor created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services, which account is not overdue by more than 90 days, according to the original terms of sale), or (c) for the payment of money relating to a Capitalized Lease Obligation; (ii) reimbursement obligations of such Person with respect to letters of credit;
(iii) obligations of such Person with respect to Interest Swap Obligations and Foreign Exchange Agreements; (iv) all liabilities of others of the kind described in the preceding clause (i), (ii) or (iii) that such Person has guaranteed, that have been incurred by a partnership in which it is a general partner (to the extent such Person is liable, contingently or otherwise, therefor) or that is otherwise its legal liability (other than endorsements for collection in the ordinary course of business); (v) all obligations of others secured by a Lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such Person are subject, whether or not the obligations secured thereby shall have been assumed by such Person or shall otherwise be such Person's legal liability (provided that if the obligations so secured have not been assumed by such Person or are not otherwise such Person's legal liability, such obligations shall be deemed to be in an amount equal to the lesser of the fair market value of such properties or assets or the amount necessary to discharge such Lien, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution); and (vi) all Disqualified Capital Stock. The amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability at such date of such Person for any contingent obligations described above.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "INDEPENDENT FINANCIAL ADVISOR" means Houlihan Lokey Howard and Zukin or any successor thereto or any other investment banking, accounting or appraisal firm of national standing (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect ownership interest or material direct or indirect financial interest in the Parent or any of its Subsidiaries or Affiliates, provided that ownership of three percent (3%) or less of the issued and outstanding shares of capital stock of Parent shall not constitute having a direct or indirect ownership or financial interest in Parent or any of its Subsidiaries or Affiliates, and (ii) which, in the judgment of a majority of the members of the Board of Directors of Parent, as evidenced by a Board Resolution, is independent and qualified to perform the task for which it is to be engaged.

          "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

          "INITIAL GUARANTORS" means Parent, Golden Books Home Video, Inc., LRM Acquisition Corp., SLE Productions, Inc., and Shari Lewis Enterprises, Inc.

          "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of the Issue Date, by and among The CIT Group/Business Credit, Inc., as Agent, and the Collateral Agent, in the form of Exhibit I, as amended, supplemented and restated from time to time in accordance with its terms.

          "INTEREST PAYMENT DATE" means the stated maturity of an installment of interest on the Senior Notes.

          "INTEREST SWAP OBLIGATION" means any obligation of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount; provided that the term "Interest Swap Obligation" shall also include interest rate exchange, collar, cap, swap option or similar agreements providing interest rate protection.

          "INVESTMENT" by any Person means (i) any investment or acquisition by such Person, in any transaction or series of related transactions, whether by a purchase of Capital Stock, Partnership Interests or assets, share purchase, capital contribution, merger, consolidation, loan, advance or similar credit extension constituting Indebtedness of another Person, and any guarantee of Indebtedness of any other Person (other than (A) reasonable loans and advances to employees for moving and travel expenses or as salary advances, incurred, in each case, in the ordinary course of business consistent with past practice, (B) trade credit extended to customers in the ordinary course of business of Parent or any of its Subsidiaries consistent with past practice and on terms and conditions common in the industry and no less favorable to Parent or such Subsidiary than trade credit extended by other suppliers similarly situated, (C) any grant of a license of intellectual property pursuant to a License and Distribution Agreement that was not entered into in violation of this Indenture or any advance under any such License and Distribution Agreement in the ordinary course of business that is accounted for under GAAP as a current asset, (D) purchases of inventory, supplies or other assets in the ordinary course of business that are not accounted for under GAAP as a capitalized asset (and advances against the purchase price therefor required in the ordinary course of business), and (E) any guarantee of Indebtedness incurred under the New Credit Facility or this Indenture), and (ii) any Capital Expenditure. The amount of any Investment shall be the greater of
(1) the fair market value of the assets being transferred, and (2) the gross amount of assets acquired as a result of such Investment (or in the case of an Investment in Capital Stock or Partnership Interests issued by another Person, the proportion of the gross assets of such other Person represented by the Capital Stock or Partnership Interests acquired). Notwithstanding the foregoing sentence, (i) if an Investment includes an incurrence of Indebtedness subject to and otherwise permitted under Section 4.13(e)(i), then the amount of such Investment shall be determined without reference to clause (2) of such foregoing sentence, and (ii) in the case of an Investment in Capital Stock or Partnership Interests issued by another Person, or an Investment in all or substantially all of the assets of a Person or a division of a Person, the gross amount of assets acquired shall be calculated by subtracting therefrom the amount of ordinary course of business trade payables or accrued liabilities being assumed that do not constitute Indebtedness and were not incurred in anticipation of such Investment.

          "ISSUE DATE" means January 25, 2000.

          "LENDER" means collectively the lenders and agents under the New Credit Facility.

          "LICENSE AND DISTRIBUTION AGREEMENTS" shall have the meaning specified in Section 4.20.

          "LIEN" means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell which is intended to constitute or create a security interest, mortgage, pledge or lien (other than bona fide options and agreements for the sale of assets) and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "MAINTENANCE CAPITAL EXPENDITURES" means Capital Expenditures approved in accordance with Parent's normal internal cost justification process that are directly related to maintaining, servicing, upgrading and replacing furniture, fixtures, equipment, information systems and buildings used by Parent or any of its Subsidiaries in the operation of its business, and specifically excludes Capital Expenditures related to the acquisition of income-producing assets.

          "MATURITY DATE" means December 31, 2004.

          "MINIMUM CIT EBITDA" means, for each March 31, June 30, September 30 and December 31 (or other fiscal quarter end date) of any year, an amount equal to the minimum EBITDA covenant as of such date as set forth in the New Credit Facility, regardless of the method or period of calculation thereof in the New Credit Facility (or if no such minimum EBITDA amount is explicitly set forth in the New Credit Facility or if there is no minimum EBITDA covenant set forth in the New Credit Facility, then the Minimum CIT EBITDA amount shall be determined using the same methodology as was used by Lender to derive the Minimum CIT EBITDA amounts for the year 2000), but without giving effect to any waivers, amendments or other modifications reducing, or changes in the method or period of calculation of, such minimum EBITDA covenant amount in the New Credit Facility for any given target date after such amount has been initially agreed to in writing by Publishing and the Lender.

          "MINIMUM EBITDA" means, for each March 31, June 30, September 30 and December 31 (or other fiscal quarter end date) of any year, an amount equal to the Minimum CIT EBITDA amount as of such date minus $4,000,000.

          "MORTGAGE"  means the Real Estate  Mortgage,  Assignment  of Rents and
Security Agreement, dated as of the Issue Date, between Publishing and the Trustee, substantially in the form of Exhibit F attached hereto, as such may be amended, restated, supplemented or otherwise modified from time to time.

          "NET CASH PROCEEDS" means with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by Publishing, Parent or any of their respective Restricted Subsidiaries from such Asset Sale, net of (i) reasonable and customary expenses directly related to such Asset Sale, (ii) provision for the net amount of all taxes directly payable as a result of such Asset Sale, and (iii) amounts required to be applied to the repayment of Indebtedness (other than Indebtedness hereunder or under the New Credit Facility) secured by a Permitted Lien on the assets that were the subject of such Asset Sale.

          "NET EQUITY PROCEEDS" means the aggregate net cash proceeds received by Parent after the Issue Date from the issuance or sale by Parent after (and not including) the Issue Date of Capital Stock of Parent (other than Disqualified Capital Stock or Capital Stock issued or sold to any Subsidiary of Parent).

          "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, (i) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with (a) any Asset Sale or any transaction that would be an Asset Sale but for the exclusions contained in clauses (G), (H) and
(I) of the last  sentence of the  definition of the term "Asset

Sale" or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (or loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (or loss). Notwithstanding the foregoing, for purposes of determining Net Income in connection with a determination of the amount of Permitted Cash Business Investments, and only for such purpose, such determination shall be made without giving effect to clauses (i) and (ii) above.

          "NET  PROCEEDS  PURCHASE"  shall have the meaning  provided in Section
4.18.

          "NET WORTH" as of any date means, with respect to any Person, the lesser of (i) the amount of the equity of the holders of Capital Stock of such Person that would appear on the balance sheet of such Person as of such date, determined in accordance with GAAP, adjusted to exclude (to the extent included in such equity) the amount of equity attributable to (A) any Disqualified Capital Stock or (B) any interest in Unrestricted Subsidiaries or (ii) the Adjusted Consolidated Net Tangible Assets of such Person.

          "NEW  CREDIT  FACILITY"  means  the  Revolving  Credit  and Term  Loan
Agreement, dated as of the Issue Date, by and among Publishing and Lender, together with the notes, security agreements, guarantees and other documents related thereto, as the same may be amended, extended, renewed, restated, supplemented or otherwise modified from time to time, and any agreement governing Indebtedness incurred to refund or refinance the entirety of the borrowings and commitments then outstanding or permitted to be outstanding under such New Credit Facility or such agreement.

          "NEW CREDIT FACILITY OFF-SEASON INCREASE TEST" shall have the meaning set forth in Section 4.13(b).

          "NEW CREDIT FACILITY THIRD-SEASON INCREASE TEST" shall have the meaning set forth in Section 4.13(b).

          "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither Parent, Publishing nor any of their respective Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (B) is directly or indirectly liable (as a guarantor or otherwise), or (C) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Indebtedness of Parent, Publishing or any of their respective Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Parent, Publishing and their respective Restricted Subsidiaries.

          "NOTE CUSTODIAN" means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

          "OBLIGATIONS"  means  any  principal,   interest,   penalties,   fees,
indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

          "OFFICER" means, with respect to any Person, the Chairman of the Board, the President, any Vice President, the Chief Administrative Officer, the Chief Financial Officer, the Controller, or the Secretary of such Person.

          "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 13.04 and 13.05.

          "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections
13.04 and 13.05. Unless otherwise required by the Trustee, the legal counsel may be an employee of or counsel to Parent or the Trustee.

          "PARENT" means Golden Books Family Entertainment, Inc., a Delaware corporation, or its successors.

          "PARENT'S BYLAWS" means the by-laws of Parent substantially in the form of Exhibit K hereto.

          "PARENT'S CHARTER" means the certificate of incorporation of Parent substantially in the form of Exhibit J hereto.

          "PARTICIPANT" means, with respect to the Depositary, a Person who has an account with the Depositary.

          "PARTNERSHIP INTEREST" means any general or limited partnership interest and any interest as a member of a limited liability company, or any option, warrant or other security convertible into or exchangeable for any of the foregoing.

          "PAYING AGENT" shall have the meaning provided in Section 2.03.

          "PAYMENT RESTRICTION" means, with respect to a Restricted Subsidiary of any Person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such Restricted Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or Partnership Interests or make payments on any obligation, liability or Indebtedness owed to such Person or any other Restricted Subsidiary of such Person, (b) make loans or advances to such Person or any other Restricted Subsidiary of such Person, or (c) transfer any of its properties or assets to such Person or any other Restricted Subsidiary of such Person, or (ii) such Person or any other Restricted Subsidiary of such Person to receive or retain any such (a) dividends, distributions or payments, (b) loans or advances, or (c) transfers of properties or assets.

          "PERMITTED BUSINESS INVESTMENT" means any Permitted Cash Business Investment or any Permitted Non-Cash Business Investment.

          "PERMITTED CASH BUSINESS INVESTMENT" means any Investment (other than Maintenance Capital Expenditures) directly related to the business of Parent or any of its Restricted Subsidiaries as it is conducted as of the Issue Date (as any such business may be extended or expanded in the ordinary course of business (including pursuant to prior Permitted Business Investments) following the Issue Date to similar or related businesses in compliance with Section 4.25) made by the expenditure of cash or Cash Equivalents (or by assumption or incurrence of Indebtedness to the extent permitted by Section 4.13(e)(i) hereof); PROVIDED, HOWEVER, that (i) immediately after giving effect to such Permitted Cash Business Investment, the aggregate amount of all Permitted Cash Business Investments made after the Issue Date through and including the date of such Permitted Cash Business Investment shall not exceed the sum of (A) $3 million for each Yearly Period that has commenced since the Issue Date, including the Yearly Period that commenced on the Issue Date (or, in the case of a Yearly Period consisting of less than 365 days, a proportionally lower amount based upon the number of days in such Yearly Period), subject to a maximum amount of $10 million, (B) if greater than zero, 50% of Parent's Consolidated Net Income from the Issue Date to the end of Parent's most recently ended fiscal quarter for which published financial statements are available at the time of such Permitted Cash Business Investment, and (C) 100% of the Net Equity Proceeds received by Parent on or prior to the date of such Permitted Cash Business Investment, (ii) any Permitted Cash Business Investment which individually or together with any similar or related Permitted Business Investments and Permitted Business Investments constituting part of a common plan or series of transactions involves an Investment of an amount of $3 million or more must (A) be approved by the Board of Directors of Parent as evidenced by a Board Resolution, and (B) be fair to Parent and its Restricted Subsidiaries as evidenced by an opinion from an Independent Financial Advisor, and (iii) the interests of Parent, Publishing and their respective Restricted Subsidiaries in the entity in which such Investment is made and all other assets received by Parent, Publishing or any of their respective Restricted Subsidiaries as consideration for the asset or assets so invested (and all proceeds thereof) are subject to a perfected first (or, as appropriate, second) priority Lien in favor of the Collateral Agent for the benefit of the Holders of the Senior Notes, the Collateral Agent and the Trustee pursuant to the Collateral Agreements, subject only to Permitted Liens (it being understood that assets received upon Investment of cash or Cash Equivalents constituting proceeds of Second Lien Collateral shall themselves constitute Second Lien Collateral, subject to Permitted Liens). For purposes of this definition, an obligation to subscribe for additional Capital Stock or Partnership Interests of a Subsidiary that is not a Guarantor shall constitute an Investment made at the time such obligation is incurred (and not at the time such obligation is paid).

          "PERMITTED INVESTMENT" by any Person means (i) any Permitted Business Investment, (ii) cash and Cash Equivalents, (iii) Investments existing on the Issue Date, (iv) Investments by Parent or any Wholly-owned Subsidiary of Parent in Parent or Publishing or any other Wholly-owned Subsidiary of Parent that is a Guarantor, and (v) Maintenance Capital Expenditures subject to, and permitted by, Section 4.24.

          "PERMITTED LIENS" means (i) Liens for taxes, assessments, and governmental charges to the extent not required to be paid under this Indenture;
(ii)  statutory  Liens  of  landlords
and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made; (iii) pledges or deposits in the ordinary course of business to secure lease obligations or nondelinquent obligations under workers' compensation, unemployment insurance or similar legislation; (iv) Liens to secure the performance of public statutory obligations that are not delinquent, appeal bonds, performance bonds or other obligations of a like nature (other than for borrowed money); (v) Liens arising under government contracts in the ordinary course of business that do not secure any Indebtedness; (vi) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of Parent or any Restricted Subsidiary of Parent incurred or arising in the ordinary course of business; (vii) rights of banks to set off deposits against debts owed to said banks; (viii) any interest or title of a lessor in the property subject to any lease, other than any such interest or title resulting from or arising out of a default by Parent or any Restricted Subsidiary of Parent of its obligations under such lease; (ix) any other Liens imposed by operation of law which do not materially affect Parent's or any of its Restricted Subsidiaries' ability to perform its obligations under this Indenture; (x) any Liens arising under this Indenture, (xi) with respect to First Lien Collateral, to the extent permitted by the Security Agreement, Liens arising under the New Credit Facility that are junior in all respects to all Liens arising under this Indenture and the Collateral Agreements, at least to the extent provided in the Intercreditor Agreement (except as provided with respect to Swing Collateral in clause (C) of the proviso at the end of Section 2.1(a) of the Security Agreement); (xii) with respect to Second Lien Collateral, to the extent permitted by the Security Agreement, Liens arising under the New Credit Facility; (xiii) Liens on property of a Person existing at the time such Person is acquired (whether by merger, consolidation, purchase or otherwise) by Parent, Publishing or a Wholly-owned Subsidiary that is a Guarantor if (A) such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than those directly or indirectly acquired as a result of such acquisition, (B) such Liens secure only Indebtedness permitted under Section 4.13(e)(i), and (C) such Liens, the Indebtedness secured by such Liens, and such acquisition all satisfy and comply with the requirements of Section 4.13(e)(i); and (xiv) Liens securing purchase money Indebtedness permitted under Section 4.13(e)(ii) if such Liens satisfy and comply with the requirements of such Section and do not extend to any property other than the property acquired with the proceeds of such Indebtedness.

          "PERMITTED NON-CASH BUSINESS INVESTMENT" means any Investment (other than Maintenance Capital Expenditures) directly related to the business of Parent or any of its Restricted Subsidiaries as it is conducted as of the Issue Date (as any such businesses may be extended or expanded in the ordinary course of business (including pursuant to prior Permitted Business Investments) following the Issue Date to similar or related businesses in compliance with
Section 4.25) made by the disposition of assets other than cash or Cash Equivalents or the issuance of Capital Stock of Parent (other than Disqualified Capital Stock or Capital Stock issued or sold to any Subsidiary of Parent); PROVIDED, HOWEVER, that (i) the aggregate of all Permitted Non-Cash Business Investments in any Yearly Period shall not exceed $3 million (or, in the case of a Yearly Period consisting of less than 365 days, a proportionally lower amount based upon the number of days in each such Yearly Period), (ii) Permitted Non-Cash Business Investments may only be made with (A) any asset that generates less than $300,000 per year of "marginal cash flow" (determined in a manner consistent with the definition of the term "Consolidated Cash Flow"), and (B) any other intellectual property asset if (1) as part of such transaction, Parent, Publishing or such Restricted Subsidiary contemporaneously receives, in trade or exchange for such invested asset, consideration consisting solely of intellectual property assets, and (2) during the preceding four full fiscal quarter period, such assets being acquired generated marginal cash flow equal to or greater than the marginal cash flow of the asset so invested, (iii) notwithstanding clauses (i) and (ii) above, Investments made by issuance of Parent's Capital Stock (other than Disqualified Capital Stock or Capital Stock issued or sold to any Subsidiary of Parent) in exchange for non-cash consideration shall be Permitted Non-Cash Business Investments, but shall not count against the maximum amount of Permitted Non-Cash Business Investments that may be made, (iv) any Permitted Non-Cash Business Investment which individually or together with any similar or related Permitted Business Investments and Permitted Business Investments constituting part of a common plan or series of transactions involves an Investment of an amount of $3 million or more must (A) be approved by the Board of Directors of Parent as evidenced by a Board Resolution, and (B) be fair to Parent and its Restricted Subsidiaries as evidenced by an opinion from an Independent Financial Advisor, and (v) the interests of Parent, Publishing and their respective Restricted Subsidiaries in the entity in which such Investment is made and all other assets received by Parent, Publishing or any of their respective Restricted Subsidiaries as consideration for the asset or assets so invested or Parent Capital Stock (other than Disqualified Capital Stock or Capital Stock issued or sold to any Subsidiary of Parent) so issued (and all proceeds thereof) are subject to a perfected first (or, as appropriate, second) priority Lien in favor of the Collateral Agent for the benefit of the Holders of the Senior Notes, the Collateral Agent and the Trustee pursuant to the Collateral Agreements, subject only to Permitted Liens (it being understood that assets received upon investment of Second Lien Collateral shall themselves constitute Second Lien Collateral, subject to Permitted Liens).

          "PERMITTED RACINE SALE" means the sale by Parent to Artech Printing, Inc. (the "Racine Purchaser") on December 30, 1999 of substantially all of the assets associated with the facility previously operated by Parent in Sturtevant, Wisconsin, and in connection with such sale, (i) the digital archive system contemplated by the agreements governing such sale shall be subject to a first priority Lien thereon granted to the Collateral Agent for the benefit of the Holders of the Senior Notes, and (ii) any debt or senior equity securities of the Racine Purchaser (the "Racine Purchaser Securities") received by Parent, Publishing or any of their respective Restricted Subsidiaries in connection with such sale shall be delivered to the Collateral Agent, and the Collateral Agent shall hold a perfected first priority security interest therein for the benefit of the Holders and the Trustee, subject only to Permitted Liens for First Lien Collateral. The Racine Purchaser Securities are subject to the terms of an Intercreditor and Subordination Agreement dated as of November 29, 1999 with General Electric Capital Corporation.

          "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

          "PLAN OF LIQUIDATION" means, with respect to any Person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety and
(ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

          "PLEDGE AGREEMENT" means that certain Pledge Agreement, dated as of the Issue Date and substantially in the form of Exhibit G hereto, as such agreement may be amended, modified or supplemented from time to time.

          "PLEDGE AGREEMENT (CASH)" means that certain Blocked Account Agreement, dated as of the Issue Date and substantially in the form of Exhibit H hereto, as such agreement may be amended, modified or supplemented from time to time.

          "PREFERRED STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference Capital Stock or Partnership Interests, whether outstanding on the date hereof or issued after the date of this Indenture, and including, without limitation, all classes and series of preferred or preference stock of such Person.

          "PUBLISHING" means Golden Books Publishing Company, Inc., a Delaware corporation, until a successor replaces it pursuant to this Indenture and thereafter means such successor.

          "QUALIFIED CAPITAL STOCK" means, with respect to any Person, any Capital Stock or Partnership Interest of such Person that is not Disqualified Capital Stock.

          "RACINE PURCHASER SECURITIES" shall have the meaning provided in the definition of the term "Permitted Racine Sale."

          "RECORD DATE" means the Record Dates specified in the Senior Notes, whether or not a Business Day.

          "REDEMPTION DATE," when used with respect to any Senior Note to be redeemed or purchased, means the date fixed for such redemption or purchase pursuant to this Indenture and the Senior Notes.

          "REDEMPTION PRICE," when used with respect to any Senior Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Senior Notes.

          "REGISTRAR" shall have the meaning provided in Section 2.03.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the Issue Date, between Publishing and certain Holders, substantially in the form of Exhibit E attached hereto, as such may be amended, supplemented or otherwise modified from time to time.

          "RESTRICTED DEBT PREPAYMENT" means any principal payment, purchase, redemption, defeasance (including, but not limited to, in substance or legal
defeasance)  or  other   acquisition  or  retirement  for  value,   directly  or
indirectly, by Parent or any of its Restricted Subsidiaries, prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, on or in respect of Indebtedness of Parent or any of its Restricted Subsidiaries that is subordinate in right of payment to the Senior Notes or the Guarantee, as applicable.

          "RESTRICTED PAYMENT" means any (i) Stock Payment, (ii)
Investment (other than a Permitted Investment) or (iii) Restricted Debt Prepayment.

          "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary. As of the Issue Date, all Subsidiaries of Parent and Publishing are Restricted Subsidiaries.

          "RULE 144" means Rule 144 promulgated under the Securities Act.

          "RULE 144 LEGEND" means the legend set forth in Section 2.06(g)(ii).

          "SECOND LIEN COLLATERAL" shall have the meaning provided in the Security Agreement.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "SECURITY AGREEMENT" means that certain Security Agreement, dated as of the date of this Indenture and substantially in the form attached as Exhibit B hereto, as such agreement may be amended, modified or supplemented from time to time.

          "SENIOR NOTES" means Publishing's 10.75% Senior Secured Notes Due 2004, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "SONY DISTRIBUTION AGREEMENT" means collectively, (i) that certain agreement dated as of November 11, 1997, by and between Golden Books Home Video, Inc. ("Video") and Sony Music (a Group of Sony Music Entertainment, Inc.), as such agreement may have been amended or supplemented from time to time prior to the Issue Date, and (ii) that certain license agreement, dated as of January 1, 1998, between Publishing and Video, as such agreement may have been amended or supplemented from time to time prior to the Issue Date.

          "STOCK PAYMENT" means, with respect to any Person, (i) the declaration or payment by such Person, directly or indirectly, either in cash or in property, of any dividend on (except, in the case of Parent, dividends payable solely in Qualified Capital Stock of Parent), or the making by such Person or any of its Restricted Subsidiaries of any other distribution in respect of, such Person's Capital Stock or Partnership Interests or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock or Partnership Interests, or (ii) the redemption, repurchase, retirement or other acquisition for value by such Person or any of its Restricted Subsidiaries, directly or indirectly, of such Person's or any of its Restricted

Subsidiaries' or Affiliates' Capital Stock or Partnership Interests or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock or Partnership Interests other than, in the case of Parent, through the issuance in exchange therefor solely of Qualified Capital Stock of Parent; provided, however, that in the case of a Subsidiary of Parent, the term "Stock Payment" shall not include any such payment with respect to its Capital Stock or Partnership Interests or warrants, rights or options to purchase or acquire shares of any class of its Capital Stock or Partnership Interests if such payment is made to Parent or a Wholly-owned Subsidiary of Parent that is a Guarantor.

          "SUBSIDIARY" means, with respect to any Person, (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person or (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership, or if such Person or its subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or (iii) any limited liability company or any other Person (other than a corporation or a partnership) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination, has (a) at least a majority ownership interest or (b) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

          "SURVIVING PERSON" shall have the meaning provided in Section 5.01.

          "SWING COLLATERAL" shall have the meaning provided in Section 4.c. of the Intercreditor Agreement.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "TRADEMARK SECURITY AGREEMENT" means the Trademark Security Interest Agreement, dated as of the Issue Date, by Publishing and the Guarantors in favor of the Collateral Agent, in the form of Exhibit D, as amended and supplemented from time to time in accordance with its terms.

          "TRUST OFFICER" means any officer of the Trustee assigned by the Trustee to administer this Indenture.

          "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "UNRESTRICTED CERTIFICATED NOTES" means a Certificated Note that does not bear the Rule 144 Legend.

          "UNRESTRICTED GLOBAL NOTE" means a Global Note that does not bear the Rule 144 legend.

          "UNRESTRICTED SUBSIDIARY" means any Subsidiary that is designated at the time of formation thereof by the Board of Directors as an Unrestricted Subsidiary (and any direct or indirect Subsidiary of such Unrestricted
Subsidiary) pursuant to a Board Resolution; but only to the extent that such Subsidiary (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with Parent, Publishing or any Restricted Subsidiary of Parent or Publishing unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Parent, Publishing or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Parent or Publishing; (iii) is a Person with respect to which neither Parent, Publishing nor any of their respective Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Capital Stock or Partnership Interests (except if such obligation would be a Permitted Cash Business Investment, in which case such Permitted Cash Business Investment shall be deemed to have been made at the time such obligation is incurred) or (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Parent, Publishing or any of their respective Restricted Subsidiaries; and (v) is formed after the Issue Date. All Investments made by Parent, Publishing and their respective Restricted Subsidiaries in such Subsidiary must constitute Permitted Business Investments made pursuant to and in compliance with the definition of such term in this Indenture, and Parent, Publishing and their respective Restricted Subsidiaries shall cause all Capital Stock and Partnership Interests in such Subsidiary held by Publishing, Parent or any Restricted Subsidiary to constitute Collateral pledged to the Collateral Agent to secure the Senior Notes. Unrestricted Subsidiaries may issue Capital Stock or
Partnership Interests to Persons other than Parent, Publishing and their respective Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Publishing as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.13 hereof, a Default shall have occurred).

          "U.S. GOVERNMENT OBLIGATIONS" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

          "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "WHOLLY-OWNED SUBSIDIARY" means a Restricted Subsidiary of a specified Person all of the shares of Capital Stock, or, if applicable, all of the Partnership

Interests, of which (other than directors' qualifying shares) are at the time directly or indirectly owned by the specified Person or owned by a Wholly-owned Subsidiary of the specified Person.

          "YEARLY PERIOD" means each fiscal year (consisting of not less than four fiscal quarters) of Parent and Publishing; provided that the first Yearly Period shall begin on the Issue Date and shall end on December 31, 2000, and the last Yearly Period shall begin on the first day of the applicable fiscal year and shall end on the Maturity Date.

SECTION 1.02     Incorporation by Reference of TIA.

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Senior Notes.

          "obligor" on the indenture securities means Publishing, any Guarantor, or any other obligor on the Senior Notes or the Guarantee.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03     Rules of Construction.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5)  provisions apply to successive events and transactions;

          (6) "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (7)  "including" is not intended to be a limiting term.

                                  ARTICLE TWO

                                THE SENIOR NOTES

SECTION 2.01     Form and Dating.

          The Senior Notes, the notations thereon relating to the Guarantee and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Senior Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Publishing and the Trustee shall approve the form of the Senior Notes and any notation, legend or endorsement on them. Each Senior Note shall be dated the date of its authentication.

          The terms and provisions contained in the Senior Notes and the notation of guarantee shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, Publishing, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Each Global Note shall represent such of the outstanding Senior Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of the outstanding Senior Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Senior Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect transfers, exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or any decrease in the aggregate principal amount of the outstanding Senior Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02     Execution and Authentication.

          Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Senior Notes for Publishing by manual or facsimile signature. Each Guarantor shall execute the notation of guarantee in the manner set forth in Section 11.09.

          If an Officer whose signature is on a Senior Note was an Officer at the time of such execution but no longer holds that office at the time the
Trustee authenticates the Senior Note, the Senior Note shall be valid nevertheless.

          A Senior Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Senior Note. The signature shall be conclusive evidence that the Senior Note has been authenticated under this Indenture.

          The Trustee shall authenticate (i) on the Issue Date, Senior Notes for original issue in the aggregate principal amount of up to $87,000,000, and (ii) after the Issue Date, Additional Senior Notes as contemplated by Section 4.01, in each case upon a written order of Publishing in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Senior Notes to be authenticated and the date on which the Senior Notes are to be authenticated. The aggregate principal amount of Senior Notes outstanding at any time may not exceed $87,000,000, except as provided in Section 2.07 and except as provided in Section 4.01 with respect to payment of interest by the issuance of Additional Senior Notes. Upon the written order of Publishing in the form of an Officers' Certificate, the Trustee shall authenticate Senior Notes in substitution of Senior Notes originally issued to reflect any name change of Publishing.

          The Trustee may appoint an authenticating agent reasonably acceptable to Publishing to authenticate Senior Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Senior Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Publishing and Affiliates of Publishing.

          The Senior Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof, except that (i) Senior Notes may be originally issued in such denominations as may be required under the Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code of Parent, Publishing and Golden Books Home Video, Inc., and (ii) Additional Senior Notes may be originally issued in such denominations as may be required under Section 4.01, and in each case such Senior Notes may be subsequently transferred in such denominations.

SECTION 2.03     Registrar, Paying Agent and Depositary.

          Publishing shall maintain an office or agency in New York, New York where (a) Senior Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Senior Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon Publishing in respect of the Senior Notes and this Indenture may be served. Publishing may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve Publishing of its obligation to maintain an office or agency in New York, New York for such purposes. Publishing may act as its own Registrar or Paying Agent except that for the purposes of Articles Three and Eight and Sections 4.17 and 4.18, neither Parent nor any of its Subsidiaries or Affiliates shall act as Paying Agent. The Registrar shall keep a register of the Senior Notes and of their transfer and exchange. Publishing, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. Publishing initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

          Publishing shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. Publishing shall notify the Trustee, in advance, of the name and address of any such Agent. If Publishing fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

          Publishing initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

SECTION 2.04     Paying Agent to Hold Assets in Trust.

          Publishing shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Senior Notes (whether such assets have been distributed to it by Publishing or any other obligor on the Senior Notes), and shall notify the Trustee of any Default by Publishing (or any other obligor on the Senior Notes) in making any such payment. If Parent or any of its Subsidiaries or Affiliates acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund. Publishing at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by Publishing (or other obligor or guarantor on the Senior Notes) to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05     Securityholder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, Publishing shall furnish to the Trustee at least ten days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06     Transfer and Exchange.

          (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by Publishing for Certificated Notes if: (i) Publishing delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by Publishing within 90 days after the date of such notice from the Depositary;
(ii) Publishing in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Certificated Notes and delivers a written notice to such effect to the Trustee; (iii) the Trustee so requests at any time while a Default or Event of Default exists; or (iv) upon request but only upon prior written notice given to the Trustee by or on behalf of the Depositary and upon compliance with the other requirements of this Indenture. Upon the occurrence of any of the preceding events in (i), (ii), (iii) or (iv) above, Certificated Notes shall be issued in such names and principal amounts as the Depositary or Publishing shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.11 hereof. Every Senior Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.07 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Senior Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (d) hereof, in each case subject to the requirements of Section 2.06(f).

          (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Affiliate Global Notes shall be subject to restrictions on transfer comparable to those set forth herein (including, without limitation, the requirements of Section 2.06(f)) to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable:

               (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Beneficial interests in any Affiliate Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Affiliate Global Note in accordance with the transfer restrictions set forth in the Rule 144 Legend and Section 2.06(g). No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

               (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in the same Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Certificated Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Certificated Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture (including, without limitation, Section 2.06(f), if applicable), the Senior Notes and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to
Section 2.6(h) hereof.

          (c)  TRANSFER OR EXCHANGE OF  BENEFICIAL  INTERESTS  FOR  CERTIFICATED
NOTES. If any Holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Note, then, upon satisfaction of the conditions set forth in
Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to
Section 2.06(h) hereof, and Publishing shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Note in the appropriate principal amount. Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered.

          (d) TRANSFER AND EXCHANGE OF CERTIFICATED NOTES FOR BENEFICIAL INTERESTS. Subject to compliance with Section 2.06(f), if applicable, a Holder of a Certificated Note may exchange such Senior Note for a beneficial interest in a Global Note or transfer such Certificated Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of request for such an exchange or registration of such a transfer and satisfaction of the requirements of Section 2.06(f), if applicable, the Trustee shall cancel the applicable Certificated Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

          (e) TRANSFER AND EXCHANGE OF CERTIFICATED NOTES FOR CERTIFICATED NOTES. Upon request by a Holder of Certificated Notes and such Holder's compliance with the provisions of this Section 2.06(e) and Section 2.06(f), if applicable, the Registrar shall register the transfer or exchange of Certificated Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Certificated Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.06(e) and Section 2.06(f), if applicable.

          (f) TRANSFERS AND EXCHANGES OF AFFILIATE NOTES. No Holder may transfer or exchange an Affiliate Certificated Note, an Affiliate Global Note or a beneficial interest in an Affiliate Global Note (including, without limitation, the removal of the Rule 144 Legend thereon) unless such transfer or exchange is made (i) pursuant to an effective registration statement under the Securities Act, (ii) in compliance with the applicable requirements of Rule 144 or (iii) pursuant to an exemption from registration requirements of the Securities Act and, in the case of clauses (ii) or (iii), if the Registrar or Publishing so requests, the Registrar receives an opinion of counsel in form reasonably acceptable to the Registrar and Publishing to the effect (X) that such transfer or exchange is in compliance with the Securities Act (in the case of a transfer or exchange pursuant to clause (ii)) or that such registration is not required under the Securities Act (in the case of clause (iii)) and (Y) if such transferee or exchangee seeks the removal of the Rule 144 Legend, a statement that the restrictions on transfer contained herein and in the Rule 144 Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the requirements of this Section 2.06(f) with respect to the removal of the Rule 144 Legend, the applicable Affiliate Certificated Note, Affiliate Global Note or beneficial interest in an Affiliate Global Note shall constitute an Unrestricted Certificated Note, Unrestricted Global Note or beneficial interest in an Unrestricted Global Note, as appropriate, and at the request of the holder of any such beneficial interest, such holder's interest shall constitute an interest in an Unrestricted Global Note in lieu of an Affiliate Global Note, and the outstanding principal balances of such Global Notes shall be adjusted accordingly.

          (g) LEGENDS.

               (i) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

                    "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

               (ii) Rule 144  Legend.  Each  Affiliate  Note shall bear a legend substantially in the following form:

                    "THIS NOTE HAS BEEN ISSUED IN AN OFFERING PURSUANT TO 11 U.S.C. ss. 1145 ("SECTION 1145") TO A PERSON OR ENTITY WHO MAY BE DEEMED TO BE (1) AN "UNDERWRITER" WITHIN THE MEANING OF SECTION 1145 OR (2) AN "AFFILIATE" OR "CONTROL PERSON" OF THE ISSUER WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). AS SUCH, THIS NOTE HAS NOT

                    BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF
                    (1) AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE IN ACCORDANCE WITH THE SECURITIES ACT AND ANY OTHER APPLICABLE STATE OR FEDERAL SECURITIES LAWS, (2) AN EXEMPTION FROM SUCH REGISTRATION (BASED ON AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND THE REGISTRAR FOR THIS NOTE, IF SO REQUESTED BY THE ISSUER OR THE REGISTRAR) OR (3) COMPLIANCE WITH THE APPLICABLE REQUIREMENTS OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT (BASED ON AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND THE REGISTRAR FOR THIS NOTE, IF SO REQUESTED BY THE ISSUER OR THE REGISTRAR).

          (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of Senior Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee, to reflect such increase. If appropriate, in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests so transferred.

          (i) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

               (i) When Senior Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Senior Notes or to exchange such Senior Notes for an equal principal amount of Senior Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Senior Notes surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to Publishing and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, Publishing shall execute and the Trustee shall authenticate Senior Notes at the Registrar's or co-Registrar's request.

               (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Certificated Note for any registration of transfer or exchange, but Publishing may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.02, 2.07, 2.10, 3.03, 3.06, 4.17, 4.18 or 9.05.

               (iii) All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of Publishing, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

               (iv) The Registrar or Co-Registrar shall not be required to register the transfer or exchange of Senior Notes (i) during a period beginning at the opening of business 15 days before the day of any selection of Senior Notes for redemption under Section 3.02 and ending at the close of business on the day of selection or (ii) if selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Senior Note being redeemed in part.

               (v) Prior to due presentment for the registration of a transfer of any Senior Note, the Trustee, any Agent and Publishing may deem and treat the Person in whose name any Senior Note is registered as the absolute owner of such Senior Note for the purpose of receiving payment of principal of and interest on such Senior Notes and for all other purposes, and none of the Trustee, any Agent or Publishing shall be affected by notice to the contrary.

               (vi) The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.02 hereof.

               (vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

               (viii) Neither Publishing nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Senior Notes and Publishing and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

SECTION 2.07     Replacement Senior Notes.

          If a mutilated Senior Note is surrendered to the Trustee or if the Holder of a Senior Note claims that the Senior Note has been lost, destroyed or wrongfully taken, Publishing shall issue and the Trustee shall authenticate a replacement Senior Note if the Trustee's requirements are met. If required by the Trustee or Publishing, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both Publishing and the Trustee, to protect Publishing, the Trustee or any Agent from any loss which any of them may suffer if a Senior Note is replaced. Publishing may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Senior Note, including reasonable fees and expenses of counsel.

          Every  replacement   Senior  Note  is  an  additional   obligation  of
Publishing and is guaranteed by each Guarantor in the same manner as other Senior Notes duly issued hereunder.

SECTION 2.08     Outstanding Senior Notes.

          Senior Notes outstanding at any time are all the Senior Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Senior Note does not cease to be outstanding because Publishing, the Guarantors or any of their respective Affiliates holds the Senior Note.

          If a Senior Note is replaced pursuant to Section 2.07 (other than a mutilated Senior Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior
Note is held by a bona fide purchaser. A mutilated Senior Note ceases to be outstanding upon surrender of such Senior Note and replacement thereof pursuant to Section 2.07.

          If on a Redemption Date or the Maturity Date the Paying Agent (other than Parent or any of its Subsidiaries or Affiliates) holds U.S. Legal Tender sufficient to pay all of the principal and interest due on the Senior Notes payable on that date, then on and after that date such Senior Notes (to the extent of the principal amount redeemed, in the case of a partial redemption) cease to be outstanding and interest on them ceases to accrue.

          In determining whether the Holders of the required aggregate principal amount of Senior Notes have made or concurred in any direction, waiver or consent, and for all purposes under Article Ten, Senior Notes owned by Publishing, any Guarantor or any other obligor on the Senior Notes or by any Affiliate of any of them shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver, consent or vote, only Senior Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.09     Treasury Senior Notes.

          In determining whether the Holders of the required principal amount of Senior Notes have concurred in any direction, waiver or consent, Senior Notes owned by Publishing, the Guarantors or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Notes that a Trust Officer of the Trustee knows or has reason to know are so owned shall be disregarded.

          Publishing shall notify the Trustee, in writing (which notice shall constitute actual notice for purposes of the foregoing sentence), when it, the Guarantors or any of their respective Affiliates repurchases or otherwise acquires Senior Notes, of the aggregate principal amount of such Senior Notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.

SECTION 2.10     Temporary Senior Notes.

          Until definitive Senior Notes are ready for delivery, Publishing may prepare and the Trustee shall authenticate temporary Senior Notes. Temporary Senior Notes shall be substantially in the form of definitive Senior Notes but may have variations that Publishing considers appropriate for temporary Senior Notes. Without unreasonable delay, Publishing shall prepare and the Trustee shall authenticate definitive Senior Notes in exchange for temporary Senior Notes, without charge to the Holder. Until so exchanged, the temporary Senior Notes shall be entitled to the same benefits under this Indenture as definitive Senior Notes.

SECTION 2.11     Cancellation.

          Publishing at any time may deliver Senior Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Senior Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than Parent or its Subsidiary or Affiliate), and no one else, shall cancel and, at the written direction of Publishing, shall dispose of all Senior Notes surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.07, Publishing may not issue new Senior Notes to replace Senior Notes that it has paid or delivered to the Trustee for cancellation. If Parent or any of its Subsidiaries shall acquire any of the Senior Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Senior Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12     Defaulted Interest.

          If Publishing defaults in a payment of interest on the Senior
Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by Publishing for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, Publishing shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13     CUSIP Number.

          Publishing in issuing the Senior Notes shall use one or more "CUSIP" numbers and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Senior Notes, and that reliance may be placed only on the other identification numbers printed on the Senior Notes.

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01     Notices to Trustee.

          If Publishing elects to redeem Senior Notes pursuant to Section 3.07 hereof, it shall notify the Trustee of the Redemption Date and the principal amount of Senior Notes to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders at least 40 days (unless shorter notice shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee) but not more than 75 days before the Redemption Date. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

          Publishing shall give each notice provided for in this Section 3.01, at its expense, at least 40 days before the applicable Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate and an Opinion of Counsel stating that such redemption shall comply with the conditions contained herein and in the Senior Notes.

SECTION 3.02     Selection of Senior Notes to Be Redeemed.

          If fewer than all of the Senior Notes are to be redeemed, the Trustee shall select the Senior Notes to be redeemed on a pro rata basis (or on as nearly a pro rata basis as is practicable, and in such case, by lot or by such other method as the Trustee shall determine to be fair and appropriate) and in such manner as complies with applicable legal and other requirements, if any.

          The Trustee shall make the selection from the Senior Notes outstanding and not previously called for redemption and shall promptly notify Publishing in writing of the Senior Notes selected for redemption and, in the case of any Senior Note selected for partial redemption, the principal amount thereof to be redeemed. Senior Notes in denominations of $1,000 or any lesser amount may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Senior Notes that have denominations larger than $1,000; provided, however, that the Trustee may select for redemption any Senior Note that has a principal amount of less than $1,000. Provisions of this Indenture that apply to Senior Notes called for redemption also apply to portions of Senior Notes called for redemption.

SECTION 3.03     Notice of Redemption.

          At least 30 days but not more than 60 days before a Redemption Date, Publishing shall mail a notice of redemption by first class mail to each Holder whose Senior Notes are to be redeemed at its registered address. At Publishing's request, the Trustee shall give the notice of redemption in Publishing's name and at Publishing's expense. Each notice for redemption shall identify the Senior Notes to be redeemed and shall state:

          (1)  the Redemption Date;

          (2)  the Redemption Price;

          (3)  the name and address of the Paying Agent;

          (4) that Senior Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and accrued interest, if any;

          (5) that, unless Publishing defaults in making the redemption payment, interest on Senior Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Senior Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Senior Notes redeemed;

          (6) if any Senior Note is being redeemed in part, the portion of the principal amount of such Senior Note to be redeemed and that, after the Redemption Date, and upon surrender of such Senior Note, a new Senior Note or Senior Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

          (7) if fewer than all the Senior Notes are to be redeemed, the identification of the particular Senior Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Senior Notes to be redeemed and the aggregate principal amount of Senior Notes to be outstanding after such partial redemption; and

          (8) the Paragraph of the Senior Notes or Section of this Indenture pursuant to which the Senior Notes are to be redeemed.

SECTION 3.04     Effect of Notice of Redemption.

          Once notice of redemption is mailed in accordance with Section 3.03, Senior Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Senior Notes called for redemption shall be paid at the Redemption Price.

SECTION 3.05     Deposit of Redemption Price.

          Prior to 10:00 AM, New York City time, on each Redemption Date, Publishing shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Senior Notes to be redeemed on that date (other than Senior Notes or portions thereof called for redemption on that date which have been delivered by Publishing to the Trustee for cancellation). The Paying Agent shall promptly return to Publishing any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of Publishing, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

          If Publishing complies with the preceding paragraph, then, unless Publishing defaults in the payment of such Redemption Price and accrued interest, if any, interest on the

Senior Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Senior Notes are presented for payment.

SECTION 3.06     Senior Notes Redeemed in Part.

          Upon surrender of a Senior Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Senior Note or Senior Notes equal in principal amount to the unredeemed portion of the Senior Note surrendered.

SECTION 3.07     Optional Redemption.

          The Senior Notes will be redeemable, at the option of Publishing, in whole at any time or in part from time to time, on and after the Issue Date, at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed during the twelve-month period commencing on January 25 of the year set forth below, plus, in each case, accrued interest thereon to the Redemption Date:


          YEAR                                                    PERCENTAGE
          2000...................................................  105.375%
          2001...................................................  103.583%
          2002...................................................  101.792%
          2003 and thereafter....................................  100.000%



SECTION 3.08     Mandatory Redemption.

          The Senior Notes shall be mandatorily redeemed by Publishing, in part in a principal amount equal to $8,333,000, on each of June 30, 2003, December 31, 2003, and June 30, 2004, at a Redemption Price equal to 100% of the principal amount thereof plus accrued interest thereon to the applicable Redemption Date.

SECTION 3.09     Mandatory Purchase Upon Asset Sale.

          As more particularly described in Section 4.18 of this Indenture, the Senior Notes shall be mandatorily purchased by Publishing, in whole or in part, upon certain Asset Sales.

SECTION 3.10     Mandatory Purchase Upon Change of Control.

          As more particularly described in Section 4.17 of this Indenture, the Senior Notes shall be mandatorily purchased by Publishing upon the occurrence of a Change of Control.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01     Payment of Senior Notes.

          Publishing shall punctually pay the principal of and interest on the Senior Notes on the dates and in the manner provided in the Senior Notes. An installment of principal of or interest on the Senior Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than Parent or any of its Subsidiaries or Affiliates) holds, prior to 10:00 AM New York City time, on that date U.S. Legal Tender (or other consideration permitted to be paid by the terms of such Senior Notes) designated for and sufficient to pay all principal, premium and interest then due.

          During the period in which Publishing is permitted by the terms of this Indenture and the Senior Notes to pay interest on the Senior Notes at a rate of 14.25% per annum by the issuance of additional Senior Notes ("Additional Senior Notes"), Publishing may, at its sole election, notify the Trustee in writing of its election to pay interest on all or any portion of the outstanding Senior Notes through the issuance of Additional Senior Notes and the aggregate amount of such Additional Senior Notes to be issued not less than 10 nor more than 45 days prior to the Record Date for the Interest Payment Date on which Additional Senior Notes will be issued. Such notice shall be an Officers' Certificate of the type described in Section 2.02. If any Senior Notes are Certificated Notes, on or after the date of such notice but not less than 10 days prior to the relevant Interest Payment Date, Publishing shall deliver to the Trustee the Additional Senior Notes to be issued, which Additional Senior Notes shall have been duly executed by Publishing in the manner provided in
Section 2.02 and the notation of guarantee thereon shall have been duly executed by the Guarantors in the manner provided in Section 11.09. If the conditions set forth in this paragraph are not satisfied, interest on the Senior Notes shall be due and payable in U.S. Legal Tender as specified in this Indenture and the Senior Notes. On each such Interest Payment Date, the Trustee shall, as appropriate, record increases on the "Schedule of Increases of, and Exchanges of Interests in, the Global Note" attached to each Global Note or shall authenticate Additional Senior Notes for original issuance to each Holder pro rata on the relevant Record Date, in each case in the aggregate principal amount required to pay such interest. Each such Additional Senior Note and each such increase in the outstanding Global Notes is an additional obligation of Publishing and the Guarantors and shall be governed by, and entitled to the benefits of, this Indenture and shall be subject to the terms of this Indenture (including the guarantee provisions) and shall rank pari passu with and be subject to the same terms (including the rate of interest from time to time payable thereon) as all other Senior Notes (except, as the case may be, with respect to the issuance date and aggregate principal amount) and shall have the benefit of all Liens securing Senior Notes.

          Publishing shall pay interest on overdue principal and interest on overdue installments of interest and premium, to the extent lawful, at a rate equal to the rate of interest otherwise payable on the Senior Notes plus 2.00% per annum.

SECTION 4.02     Maintenance of Office or Agency.

          Publishing shall maintain in New York, New York, the office or agency required under Section 2.03 hereof. Publishing shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Publishing shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

SECTION 4.03     Limitation on Restricted Payments.

          Publishing shall not, and shall cause each of its Restricted Subsidiaries not to, and Parent shall not, and shall cause each of its Restricted Subsidiaries not to, directly or indirectly, make any Restricted Payment.

SECTION 4.04     Minimum EBITDA.

          (a) Parent shall not permit EBITDA (calculated in accordance with the method and period of calculation used in determining Minimum CIT EBITDA) as of each March 31, June 30, September 30 and December 31 (or, if appropriate, such other dates as may be the last dates of Parent's fiscal quarters) to be less than the Minimum EBITDA for such date.

          (b) Parent shall certify to the Trustee in an Officers' Certificate the amount of its EBITDA and the corresponding Minimum EBITDA (i) as of each March 31, June 30 and September 30 (or other fiscal quarter end date), within 45 days after such date and (ii) as of each December 31 (or other fiscal year end date), within 90 days after such date.

          (c) (i) Upon the occurrence of a Director Event, Publishing shall promptly (but in any event no more than three days thereafter) notify the Trustee in writing of such Director Event.

                 (ii) Immediately upon the occurrence of such Director Event, and automatically, without the necessity of any further action by Parent's Board of Directors or stockholders or any other Person, Parent's Board of Directors shall increase from seven members to eight members, and the Trustee, acting on behalf of the Holders, shall have the right to elect such additional member. Any vacancy with respect to such new director position shall only be filled by the Trustee acting for the benefit of the Holders. No removal of a director elected by the Trustee acting on behalf of the Holders, and no other change that would result in a loss of rights of the Holders under this Section 4.04(c), may be made without the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Senior Notes.

               (iii) Upon receipt of written notice of the occurrence of the Director Event, the Trustee shall promptly elect Ms. Katalin E. Kutasi as a member of Parent's Board of Directors, and shall promptly give notice of the Director Event and Ms. Kutasi's election to the Holders. Pursuant to Section 10.03, Holders of not less than 10% in aggregate principal amount of the Senior Notes then outstanding may call for a meeting of Holders, and at such meeting may elect an individual to replace Ms. Kutasi. If Ms. Kutasi refuses or is unable to serve or is removed, then the Trustee shall promptly call a meeting of Holders and elect the individual selected by the Holders at such meeting. The Trustee shall re-elect Ms. Kutasi or such other individual (or any other individual that the Holders shall from time to time direct at a meeting of Holders called for such purpose) from time to time as appropriate as required pursuant to Parent's Charter and Parent's Bylaws.

               (iv) _____ The rights of the Trustee and the Holders under this
Section 4.04(c) shall terminate upon the payment in full of the Senior Notes and all other Obligations under this Indenture.

               (v) ______ Parent shall cause Parent's Charter and Parent's Bylaws to contain provisions implementing this Section 4.04(c). Parent's Charter and Parent's Bylaws shall not permit amendment of such provisions without the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Senior Notes.

SECTION 4.05     Corporate Existence.

          Except as otherwise permitted by Article Five, Parent and Publishing shall and shall cause their Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existence and the corporate, partnership or other existence of each of their respective Subsidiaries in accordance with the respective organizational documents of each such entity and the rights (charter and statutory), licenses and franchises of Parent, Publishing and each of their Subsidiaries; provided, however, that neither Parent nor Publishing shall be required to preserve, with respect to itself, any right, license or franchise, and with respect to any of its Subsidiaries, any such right, license or franchise, or the corporate, partnership or other existence of such Subsidiaries, if the Board of Directors of Parent or Publishing, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of Parent, Publishing and their Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.06     Payment of Taxes and Other Claims.

          Each of Parent and Publishing shall and shall cause their Subsidiaries to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon them or any of their Subsidiaries or properties of them or any of their Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of either of them or any of their Subsidiaries; provided, however, that Parent, Publishing and their Subsidiaries shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if either (a) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by GAAP or (b) the failure to make such payment or effect such discharge (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of Parent, Publishing and their respective Subsidiaries taken as a whole.

SECTION 4.07     Maintenance of Properties and Insurance.

          (a) Parent and Publishing shall cause all properties used or useful to the conduct of their business or the business of any of their Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto, all as in their judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times unless the failure to so maintain such properties (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of Parent, Publishing and their respective Subsidiaries taken as a whole; provided, however, that nothing in this Section 4.07 shall prevent Parent, Publishing or any of their Subsidiaries from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal would not be disadvantageous in any material respect to the Holders and is either (i) in the ordinary course of business, or (ii) otherwise permitted by this Indenture.

          (b) Parent and Publishing shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of Parent and Publishing are adequate and appropriate for the conduct of the business of Parent and Publishing and their Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be either (i) consistent with past practices of Parent, Publishing or the applicable Subsidiary or (ii) customary, in the reasonable, good faith opinion of Parent and Publishing, for corporations similarly situated in the industry.

SECTION 4.08      Compliance Certificate; Notice of Default.

          (a) Parent, Publishing and each Guarantor shall deliver to the Trustee within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Publishing, and within 120 days after the end of the last fiscal quarter of each such fiscal year, an Officers' Certificate, complying with
Section 314(a)(4) of the TIA, stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal quarter (or, in the case of the last fiscal quarter, the preceding fiscal year) has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge each of Parent and Publishing and their respective Subsidiaries during such preceding fiscal quarter (or year, as appropriate) has kept, observed, performed and fulfilled each and every such covenant and no event of default under the New Credit Facility, Default or Event of Default occurred during such quarter (or year, as appropriate) or, if such signers do know of such an event of default, Default or Event of Default, the certificate shall describe the event of default, Default or Event of Default and its status with particularity. The Officers' Certificate shall disclose Parent's EBITDA at the end of such fiscal quarter (or year, as appropriate) and shall also notify the Trustee should Publishing elect to change the manner in which it fixes its fiscal year end.

          (b) Publishing shall deliver to the Trustee within 120 days after the end of each fiscal year a written statement by Publishing's independent certified public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Senior Notes as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default has come to their attention and if such a Default has come to their attention, specifying the nature and period of existence thereof.

          (c) Each of Parent and Publishing shall and shall cause each of their respective Subsidiaries to deliver to the Trustee, forthwith upon becoming aware, and in any event within 5 days after the occurrence, of (i) any Default or Event of Default under this Indenture; and (ii) any event of default under the New Credit Facility or any event of default under any other bond, debenture, note or other evidence of Indebtedness of Parent, Publishing or any of their respective Subsidiaries, or under any mortgage, indenture or other instrument (as that term is used in Section 6.01(4)), an Officers' Certificate specifying with particularity such event.

          (d) Parent shall comply with Sections 4.04(b) and 4.04(c).

SECTION 4.09     Compliance with Laws.

          Each of Parent and Publishing shall comply, and shall cause each of their respective Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith and by appropriate proceedings and except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of Parent, Publishing and their respective Restricted Subsidiaries taken as a whole.

SECTION 4.10     Commission Reports.

          Whether or not required by the rules and regulations of the Commission, so long as any Senior Notes are outstanding, Parent will furnish to the Holders of Senior Notes all quarterly, annual and other financial information that would be required to be contained in a filing with the Commission on Forms 10-Q, 10-K, 8-K or otherwise if Parent were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Parent's certified independent accountants. In addition, whether or not required by the rules and regulations of the Commission, Publishing will file a copy of all such information with the Commission for public availability and make such information available to investors who request it in writing.

          Parent shall file with the Trustee, within 5 days after it files the same with the Commission, copies of the quarterly and annual reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Parent and Publishing shall also comply with the other provisions of TIA
Section 314(a).

SECTION 4.11     Waiver of Stay, Extension or Usury Laws.

          Each of Publishing and the Guarantors covenants (to the extent that each may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive any of Publishing or the Guarantors from paying all or any portion of the principal of or interest or premium on the Senior Notes or the Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that each may lawfully do so) each of Publishing and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.12     Limitation on Transactions with Affiliates.

          (a) Parent and Publishing shall not and shall not permit any of their respective Restricted Subsidiaries to (i) sell, lease, transfer, issue or otherwise dispose of any of its properties or assets or securities to, (ii) purchase any property, assets or securities from, (iii) make any Investment in, or (iv) enter into or suffer to exist any contract or agreement with or for the benefit of, an Affiliate of Parent, Publishing or any of their respective Subsidiaries (an "Affiliate Transaction"), other than Affiliate Transactions permitted under the following paragraph, unless the Board of Directors of Parent, pursuant to a Board Resolution, reasonably and in good faith determines that such Affiliate Transaction is fair to Parent, Publishing or such Restricted Subsidiary, as the case may be, and is on terms at least as favorable as might reasonably have been obtainable at such time from an unaffiliated party. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2,000,000 shall be approved by a majority of the disinterested members of the Board of Directors of Parent, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. In addition, neither Publishing, Parent nor any of their respective Restricted Subsidiaries shall enter into an Affiliate Transaction or series of related Affiliate Transactions involving or having a value of more than $5 million to Publishing, Parent or any of their respective Restricted Subsidiaries unless Publishing, Parent or such Restricted Subsidiary has received an opinion from an Independent Financial Advisor to the effect that the financial terms of such Affiliate Transaction are fair to Publishing, Parent or such Restricted Subsidiary or are at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

          (b) The provisions of the foregoing paragraph shall not apply to (i) reasonable and customary fees and compensation paid to, and indemnity (other than for fraud or intentional misrepresentation) provided on behalf of, officers, directors, employees or consultants of Publishing, Parent or any of their respective Restricted Subsidiaries, as determined in good faith by the Board of Directors of Parent or the senior management thereof, (ii) transactions exclusively between or among Parent and any of its Wholly-owned Subsidiaries that are Guarantors as of the Issue Date or exclusively between or among such Wholly-owned Subsidiaries that are Guarantors as of the Issue Date, provided such transactions are not otherwise prohibited by this Indenture, and (iii) the transactions described on Schedule 4.12 attached hereto.

SECTION 4.13     Limitation on Incurrences of Additional Indebtedness.

          (a) Except as set forth in this Section 4.13, Parent and Publishing shall not, and shall not permit any of their respective Subsidiaries, after the original issuance of the Senior Notes, directly or indirectly, to incur, assume, guarantee, be or become liable, contingently or otherwise, with respect to, or otherwise be or become responsible for the payment of

(collectively, "incur") or permit to exist any Indebtedness. For purposes of this Indenture, Indebtedness incurred by any Person that is not Parent, Publishing or a Subsidiary of Parent or Publishing, which Indebtedness is outstanding at the time such Person is acquired as a Subsidiary by, becomes, or is merged into or consolidated with, such Subsidiary, Parent or Publishing, shall be deemed to have been incurred or issued, as the case may be, at the time such Person is acquired as a Subsidiary by, becomes, or is merged into or consolidated with, such Subsidiary, Parent or Publishing.

          (b) (i) Notwithstanding Section 4.13(a), Publishing, Parent and any of their Wholly-owned Subsidiaries that are Guarantors may incur and permit to exist Indebtedness pursuant to the New Credit Facility in an aggregate principal amount at any time outstanding not to exceed (A) unless a greater amount is permitted under clauses (B), (C) or (D) of this Section 4.13(b)(i), $45 million,
(B) at any time during the period from September 15, 2000 until January 15, 2001, $60 million, (C) at any time during the period from September 15, 2001 until January 15, 2002 if (1) the Swing Collateral is subject to no Liens other than as permitted under the Security Agreement, (2) none of the Senior Notes has become (whether by optional or automatic acceleration, failure to make a required principal payment, redemption, repurchase or otherwise) due and payable, and (3) the New Credit Facility Third-Season Increase Test is satisfied, $60 million, and (D) after December 31, 2000, at any time other than the time periods specified in clauses (B) and (C) of this Section 4.13(b)(i), if
(1) the Swing Collateral is subject to no Liens other than as permitted under the Security Agreement, (2) none of the Senior Notes has become (whether by optional or automatic acceleration, failure to make a required principal payment, redemption, repurchase or otherwise) due and payable, and (3) the New Credit Facility Off-Season Increase Test is satisfied, $60 million, subject in each case to permanent reduction as provided in Section 4.18.

               (ii) (A) The New Credit Facility Third-Season Increase Test shall be satisfied if the Consolidated Cash Flow of Parent and its Restricted Subsidiaries for the most recently ended four full fiscal quarters (determined on a historical basis without giving pro forma effect to any transactions) is equal to or greater than $7,500,000.

                    (B) The New Credit Facility Off-Season Increase Test shall be satisfied at any time if EBITDA for the most recently ended four full fiscal quarters (determined on a historical basis without giving pro forma effect to any transactions) is equal to or greater than $1.00.

                    (C) If  Indebtedness in excess of $45 million is outstanding under the New Credit Facility on any date by virtue of compliance with Section 4.13(b)(i) (C) or (D), compliance with the New Credit Facility Third-Season Increase Test or the New Credit Facility Off-Season Increase Test, as appropriate, shall be re-evaluated on the sixtieth day after the end of each fiscal quarter, and if the New Credit Facility Third-Season Increase Test or the New Credit Facility Off-Season Increase Test, as appropriate, is not satisfied at such time, then the existence of such Indebtedness in excess of $45 million shall constitute a breach of this Section 4.13(b).

               (iii) Publishing shall promptly notify the Trustee in writing of any refunding or refinancing of the New Credit Facility.

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

          (c) Notwithstanding Section 4.13(a), Publishing, Parent and their respective Restricted Subsidiaries may incur and permit to exist Indebtedness evidenced by the Senior Notes and the Guarantee.

          (d) Notwithstanding Section 4.13(a), Publishing or any Guarantor may incur and permit to exist Indebtedness to Parent, Publishing or any Guarantor to the extent permitted by Section 4.12.

          (e) Notwithstanding Section 4.13(a):

               (i)  Publishing,   Parent  and  their   respective   Wholly-owned
Subsidiaries  that are Guarantors may incur and permit to exist  Indebtedness if
(A) such Indebtedness is incurred by Parent or a Wholly-owned Subsidiary that is a Guarantor in connection with the acquisition (whether by merger, consolidation, purchase or otherwise) of a Person ("Target") by Parent or such Guarantor, (B) such Indebtedness was owed by Target prior to the time of such acquisition, and was not incurred by Target in contemplation of such acquisition, (C) such acquisition constitutes a Permitted Cash Business Investment, (D) such Indebtedness is unsecured or, if secured, (1) such Liens attach only to the assets of Target and do not extend to any assets other than those directly or indirectly acquired in such acquisition and (2) the amount of such Indebtedness does not exceed 100% of the fair market value of such acquired assets, and (E) at the time of such acquisition and incurrence of Indebtedness,
(1) Parent's Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such acquisition, determined on a pro forma basis as if such acquisition and incurrence had occurred at the beginning of such four-quarter period, would have been greater than Parent's Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such acquisition, determined as if such acquisition and incurrence had not occurred, and (2) Target's Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such acquisition was at least 1.75 to 1.0.

               (ii) Publishing, Parent and their respective Wholly-owned Subsidiaries that are Guarantors may incur and permit to exist purchase money Indebtedness (including, without limitation, Capitalized Lease Obligations) in an aggregate amount at any one time outstanding of up to $4 million if (A) the proceeds of such Indebtedness are used solely to purchase property used by Parent or any of its Wholly-owned Subsidiaries in the operation of its business,
(B) all such purchases constitute Maintenance Capital Expenditures permitted under this Indenture (and, without limitation of the foregoing, the purchase prices of such property count against the amount of permitted Maintenance Capital Expenditures under Section 4.24 hereof), (C) such Indebtedness is secured by Liens on the property so acquired, (D) such Indebtedness shall not be secured by any property other than the property so acquired, (E) the Lien securing such Indebtedness shall be created contemporaneously with the acquisition of such property, (F) the amount of such Indebtedness (excluding interest) does not exceed 100% of the cost of such property, and (G) such Indebtedness is approved in accordance with Parent's normal internal cost justification process.

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

          (f) Notwithstanding Section 4.13(a), Unrestricted Subsidiaries may incur and permit to exist Non-Recourse Debt.

SECTION 4.14     Limitation on Payment Restrictions Affecting
                 Restricted Subsidiaries.

          Publishing and Parent shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, create or suffer to exist, or allow to become effective any consensual Payment Restriction with respect to any of its Restricted Subsidiaries, except for (i) any such restrictions contained in (a) the New Credit Facility and related documents as in effect on the Issue Date as any such payment restriction may apply to any present or future Restricted Subsidiary, (b) this Indenture and the Collateral Agreements, (c) secured Indebtedness otherwise permitted to be incurred or to remain outstanding pursuant to Sections 4.13 and 4.15 hereof and that limits the right of the debtor to dispose of the assets securing such Indebtedness; (ii) customary provisions restricting subletting, transfer or assignment of any lease or agreement entered into by a Restricted Subsidiary of Parent or the assets (other than cash) subject thereto; (iii) customary pre-closing restrictions with respect to a Restricted Subsidiary of Parent pursuant to an agreement that has been entered into for the sale or disposition of all or a portion of the Capital Stock or assets of such Restricted Subsidiary; and (iv) restrictions contained in Indebtedness incurred to refinance, refund, extend or renew Indebtedness referred to in clause (i) above or amendments to the Indebtedness referred to in clause (i) above; provided that the Payment Restrictions contained therein are not any more restrictive than those provided for in such Indebtedness being refinanced, refunded, extended or renewed.

SECTION 4.15     Limitation on Liens.

          Publishing and Parent shall not and shall not permit any of their respective Restricted Subsidiaries to create, incur, assume or suffer to exist any Liens upon any of their respective assets except for Permitted Liens, and, in the case of assets constituting Collateral, only those Permitted Liens that are permitted by the Security Agreement with respect to such Collateral.

SECTION 4.16     Restrictions on Sale and Ownership of Restricted Subsidiaries.

          Neither Publishing nor Parent shall permit any of its Restricted Subsidiaries to issue or sell any Capital Stock or Partnership Interest (other than to Publishing or Parent or to a Wholly-owned Subsidiary that is a Guarantor as of the Issue Date) or permit any Person (other than Publishing or Parent or a Wholly-owned Subsidiary that is a Guarantor as of the Issue Date) to own any Capital Stock or Partnership Interest of any Subsidiary of Parent or Publishing, and Parent and Publishing shall not, and shall cause their respective Subsidiaries not to, own, acquire or permit to exist any Subsidiary that is not a Wholly-owned Subsidiary and a Guarantor, in each case other than (i) a sale of 100% of the Capital Stock or Partnership Interests of a Restricted Subsidiary which is not otherwise prohibited by this Indenture, and (ii) Unrestricted
Subsidiaries formed and existing pursuant to and in compliance with the definition of such term set forth in this Indenture.

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

          Notwithstanding the preceding paragraph, Golden Canada may exist as a Wholly-owned Restricted Subsidiary of Publishing that is not a Guarantor if and only so long as Golden Canada does not directly or indirectly guarantee or be or become liable, contingently or otherwise, with respect to, or otherwise be or become responsible for the payment of, any Indebtedness incurred or owed by Parent or Publishing or any of their Domestic Subsidiaries.

SECTION 4.17     Limitation on Change of Control.

          Upon the occurrence of a Change of Control, Publishing shall make an offer (the "Change of Control Offer") to repurchase all of each Holder's Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"), unless such Change of Control also constituted an Asset Sale and Publishing has made a Net Proceeds Purchase of all of the Senior Notes in compliance with Section 4.18 hereof. Within 20 days following any Change of Control, Publishing shall mail by first class mail a notice to each Holder with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer, stating:

          (1)  that the Change of Control  Offer is being made  pursuant to this
               Section 4.17 and that all Senior Notes tendered will be accepted for payment;

          (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Change of Control Payment Date");

          (3) that any Senior Note not tendered will continue to accrue interest;

          (4) that, unless Publishing defaults in the payment of the Change of Control Payment, all Senior Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have any Senior Notes purchased pursuant to a Change of Control Offer will be required to surrender the Senior Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Senior Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Senior Notes purchased; and

          (7) that Holders whose Senior Notes are being purchased only in part will be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered, which unpurchased portion must be equal to $1,000 principal amount or an integral multiple thereof.

          On the Change of Control Payment Date, Publishing will (i) accept for payment Senior Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers' Certificate stating the Senior Notes or portions thereof being tendered to Publishing. The Paying Agent shall promptly mail to each Holder of Senior Notes so accepted payment in an amount equal to the purchase price for such Senior Notes, and the Trustee shall promptly authenticate and mail to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided, that each new Senior Note shall be in a principal amount of $1,000 or an integral multiple thereof. Publishing will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 4.17, the Trustee shall act as the Paying Agent.

SECTION 4.18     Limitation on Asset Sales.

          (a) Parent will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale unless (i) Parent or the applicable Restricted Subsidiary receives consideration at the time of such Asset Sale (the "Asset Sale Closing Date") at least equal to the fair market value of the assets sold or otherwise disposed of or issued (as determined in good faith by the Board of Directors of Parent or, with respect to assets constituting First Lien Collateral (including, without limitation, Swing Collateral) and having a fair market value in excess of $5 million, an Independent Financial Advisor) and at least 90% of the fair market value (as so determined) of the consideration so received by Parent or such Restricted Subsidiary is in the form of cash; provided, however, that the amount of (A) any liabilities of Parent or its Restricted Subsidiaries (other than liabilities owed to Parent, any of its Subsidiaries or any of their Affiliates or liabilities that are subordinated to the Senior Notes) that are assumed by the transferee in any such transaction (as shown on Parent's or such Restricted Subsidiary's most recent balance sheet) pursuant to a customary novation agreement that releases Parent and its Restricted Subsidiaries from further liability and (B) any Cash Equivalents received by Parent or any Restricted Subsidiary from such transferee that are immediately converted by Parent or such Restricted Subsidiary into cash shall both be deemed to be cash, solely to the extent of the cash received in the case of (B), for purposes of this Section 4.18(a); and (ii) the Net Cash Proceeds received by Parent or such Restricted Subsidiary from such Asset Sale are applied in compliance with Section 4.18(b) hereof.

          (b) (i) If Parent or any of its Restricted Subsidiaries engages in an Asset Sale, Parent or such Restricted Subsidiary may invest all or any part of the Net Cash Proceeds thereof within 270 days after such Asset Sale Closing Date in Investments constituting Permitted Cash Business Investments that replace the properties that were the subject of such Asset Sale or in Investments constituting Permitted Cash Business Investments that will be used in the business of Parent and its Restricted Subsidiaries. Notwithstanding the preceding sentence, not more than $3 million may be invested in such Investments pursuant to this Section 4.18(b)(i) in any Yearly

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

Period (or, in the case of a Yearly Period consisting of less than 365 days, a proportionally lower amount based upon the number of days in such Yearly Period).

               (ii) All Net Cash Proceeds not reinvested pursuant to Section 4.18(b)(i) shall be delivered to the Collateral Agent pursuant to the Pledge Agreement (Cash) not later than one (1) day after the applicable Asset Sale Closing Date (except that Net Cash Proceeds of an Asset Sale of Second Lien Collateral shall be delivered to the Lender to the extent required by the New Credit Facility), and the Collateral Agent shall have a perfected first priority Lien in such Net Cash Proceeds, subject only to Permitted Liens (it being understood that Net Cash Proceeds of Second Lien Collateral shall themselves constitute Second Lien Collateral). Pursuant to the Pledge Agreement (Cash), upon the written instructions of Publishing contained in an Officers' Certificate, the Collateral Agent shall release Net Cash Proceeds during the 270-day period after the applicable Asset Sale Closing Date (A) in the case of Net Cash Proceeds constituting proceeds of an Asset Sale of Second Lien Collateral, to the Lender to repay Indebtedness of Publishing under the New Credit Facility; provided, however, that subject to Section 4.18(b)(iii) below, any such repayment shall result in a permanent reduction of the Lender's commitment thereunder and a corresponding permanent reduction in the maximum amount of Indebtedness permitted under Section 4.13(b), (B) regardless of the assets sold, so long as no Default exists, in connection with a Permitted Cash Business Investment made in compliance with the definition thereof and the requirements of Section 4.18(b)(i) above, or (C) regardless of the assets sold, to the purchase of Senior Notes; provided, however, that if at any time any non-cash consideration received by Parent or any Restricted Subsidiary of Parent in connection with any Asset Sale or the Permitted Racine Sale is converted into or sold or otherwise disposed of for cash, or if cash dividends or interest or other cash payments are received with respect thereto, then such cash shall constitute Net Cash Proceeds for purposes of this covenant and shall be applied in accordance with this Section 4.18(b) as if received in an Asset Sale occurring on the date any such cash is received.

               (iii) Notwithstanding the proviso in Section  4.18(b)(ii)(A),  if
(A) the New Credit Facility is subdivided into a term loan commitment and a revolving credit commitment, (B) the revolving credit commitment portion of the New Credit Facility is not in excess of $50 million, and (C) the term loan portion of the New Credit Facility has been permanently paid in full and the Lender's commitment thereunder with respect to term loans has been permanently reduced to zero, then any repayment of Indebtedness under the revolving credit portion of the New Credit Facility shall not be required to result in a permanent reduction of such revolving credit Indebtedness or such revolving credit commitment as would otherwise be required by Section 4.18(b)(ii)(A).

          (c) The amount of any Net Cash Proceeds not permanently applied as specified in Section 4.18(b)(ii), clauses (A), (B) or (C) during the 270-day period after the applicable Asset Sale Closing Date shall constitute "Excess Proceeds." If the amount of Excess Proceeds from an Asset Sale exceeds $500,000, or when the aggregate amount of Excess Proceeds since the Issue Date exceeds $2 million, then Publishing shall purchase Senior Notes as described in Section 4.18(d) (a "Net Proceeds Purchase") at a price equal to the percentage specified in Section 3.07 of the aggregate principal amount thereof, plus accrued interest to the date of purchase, which shall in the aggregate equal the amount of Excess Proceeds then held by the Collateral Agent.

          (d) Notice of a Net Proceeds Purchase pursuant to this Section 4.18 shall be mailed, by first class mail, by Publishing not more than 271 days after the relevant Asset Sale Closing Date that triggered such Net Proceeds Purchase to all Holders at their last registered addresses, with a copy to the Trustee. The notice shall specify a Redemption Date chosen by Publishing in compliance with the first sentence of Section 3.03 and shall contain all instructions and materials necessary to enable such Holders to tender Senior Notes pursuant to the Net Proceeds Purchase and shall state the terms required to be stated in a notice of redemption under Section 3.03.

          On or before the Redemption Date, Publishing shall have deposited with the Paying Agent (to the extent not already transferred from the Collateral Agent to the Paying Agent) U.S. Legal Tender equal to the Excess Proceeds. Following the Redemption Date, the Paying Agent shall promptly mail to the Holders of Senior Notes so accepted payment in an amount equal to the purchase price. Publishing will publicly announce the results of the Net Proceeds Purchase on or as soon as practicable after the Redemption Date. For purposes of this Section 4.18, the Trustee shall act as the Paying Agent.

          (e) All Net Cash Proceeds of Asset Sales of First Lien Collateral shall be deposited in a segregated Blocked Account (as defined in the Security Agreement) to be specified by the Collateral Agent. Notwithstanding Section 4.14 of the Security Agreement, such Blocked Account shall be subject to the sole dominion and control of the Collateral Agent, and neither Publishing, any Guarantor or the Lender shall have any control over such Blocked Account and the funds therein. Publishing shall give the Collateral Agent not less than 10 days prior written notice of an Asset Sale of First Lien Collateral in order to permit the Collateral Agent to designate such Blocked Account.

SECTION 4.19     Guarantees by Subsidiaries.

          Publishing   and  Parent   will   cause   each  of  their   respective
Subsidiaries, whether existing on the Issue Date or thereafter formed or acquired, other than Golden Canada and Unrestricted Subsidiaries formed pursuant to and in compliance with the requirements set forth in the definition of such term, to become a Guarantor by complying with the procedures set forth in
Section 11.11 hereof and by executing and delivering (i) a supplemental indenture evidencing such Subsidiary's Guarantee and (ii) the Collateral Agreements. Neither Publishing nor any Guarantor shall be required to make a notation on the Senior Notes to reflect any such subsequent Guarantee.

SECTION 4.20     Limitation on License Agreements and Distribution Agreements.

          (a) Publishing and Parent shall not, and shall not permit any of their respective Restricted Subsidiaries to, enter into any license agreement, distribution agreement, option agreement or similar agreement with respect to any Collateral other than license agreements and distribution agreements with respect to intellectual property assets ("License and Distribution Agreements") entered into in the ordinary course of business on terms which are fair to Parent, Publishing or such Restricted Subsidiary, as the case may be, and do not adversely impact the Holders, the Collateral or the value of the Collateral. All License and Distribution Agreements (and each series of related License and Distribution Agreements which are similar or part of a common plan) with a value (as defined below) in excess of $2,000,000 shall be approved by a majority of the members of the Board of Directors of Parent, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. In addition, neither Publishing, Parent nor any of their respective Restricted Subsidiaries shall enter into a License and Distribution Agreement or series of related License and Distribution Agreements with a value (as defined below) of more than $3 million unless Publishing, Parent or such Restricted Subsidiary has received an opinion from an Independent Financial Advisor to the effect that the financial terms of such License and Distribution Agreement are fair to Publishing, Parent or such Restricted Subsidiary. For purposes of this
Section 4.20(a) only, the "value" of a License and Distribution Agreement shall be equal to the aggregate amount of all guaranteed payments thereunder by Parent, Publishing and their respective Restricted Subsidiaries without regard to the present value of any future non-guaranteed payments.

          (b) The provisions of the foregoing paragraph shall not apply to License and Distribution Agreements exclusively between or among Parent and any of its Wholly-owned Subsidiaries that are Guarantors as of the Issue Date or exclusively between or among such Wholly-owned Subsidiaries that are Guarantors as of the Issue Date, provided such transactions are not otherwise prohibited by this Indenture.

SECTION 4.21     Subsidiaries.

          Except as  permitted by Section  4.16(ii) and the second  paragraph of
Section 4.16, Publishing and Parent shall not, and shall cause their respective Subsidiaries not to, own, acquire or permit to exist any Subsidiary which is not a Wholly-owned Subsidiary, a Domestic Subsidiary and a Guarantor. Except as permitted by Section 4.03, Section 4.16(ii) and the second paragraph of Section 4.16, Publishing and Parent shall not, and shall not permit any of their respective Subsidiaries to, cause or permit the formation, acquisition, or ownership of any Subsidiary not listed on Schedule 4.21 hereto.

SECTION 4.22     After Acquired and Moved Collateral.

          (a) Publishing and Parent shall, and shall cause their respective Restricted Subsidiaries to, notify the Trustee of any intellectual property assets, Investments or other assets having a fair market value in excess of $1,000,000 acquired by Publishing, Parent or any of their respective Restricted Subsidiaries within 15 days of the acquisition of same, or moved from one jurisdiction to another, and shall deliver to the Trustee appropriate documentation to perfect in favor of the Trustee first (or, as appropriate, second) priority Liens on such assets (subject to Permitted Liens as appropriate) in the United States and Canada and, if requested by the Trustee during the existence of an Event of Default or if requested at any time by Holders of not less than 10% in aggregate principal amount of the Senior Notes then outstanding, any other foreign jurisdiction. On the first Business Day of each February, May, August and November, beginning in May 2000, Publishing and Parent shall deliver to the Trustee an Opinion of Counsel identifying such assets and opining to the effect that the Collateral Agent has a perfected Lien on all such assets acquired since the preceding Opinion of Counsel under this Section. Notwithstanding the foregoing, if (i) a Lien is granted to the Lender on any asset, or any Lien of the Lender is perfected, Publishing and Parent shall, and shall cause their respective Restricted

Subsidiaries to, grant a Lien (or as appropriate, perfect the Lien) on such asset in favor of the Collateral Agent, and (ii) a legal opinion regarding the grant or perfection of a Lien is delivered to the Lender, a corresponding Opinion of Counsel addressing the grant or perfection as appropriate, of the Collateral Agent's Lien in such assets shall be contemporaneously delivered to the Collateral Agent. In addition, if Publishing or a Guarantor obtains for the Lender a consent to the grant of a Lien to the Lender or to the sale of inventory by the Lender or other right or benefit of any kind in connection with a license agreement or other contract (including, without limitation, a consent of the type contemplated by Section 7.18 of the New Credit Facility as in effect on the Issue Date), Publishing and the Guarantors shall obtain for the Collateral Agent a corresponding consent or other right or benefit.

          (b) Assets that constitute proceeds of First Lien Collateral (including, without limitation, reinvestment of such proceeds, and proceeds thereof) shall constitute First Lien Collateral, and Parent, Publishing and the Guarantors shall cause the Collateral Agent to have a perfected first priority Lien in such assets, subject only to Permitted Liens permitted with respect to First Lien Collateral, as set forth in the Security Agreement. Assets that constitute proceeds of Second Lien Collateral (including, without limitation, reinvestment of such proceeds, and proceeds thereof) shall constitute Second Lien Collateral, and Parent, Publishing and the Guarantors shall cause the Collateral Agent to have a perfected Lien in such assets, subject only to Permitted Liens permitted with respect to Second Lien Collateral, as set forth in the Security Agreement.

          (c) Notwithstanding Section 4.18 or any other provision of this Indenture, Parent and Publishing shall not, and shall not permit their respective Restricted Subsidiaries to, purchase or otherwise acquire an asset or assets if the consideration to be paid for such new asset or assets will consist of proceeds of both First Lien Collateral and Second Lien Collateral unless either (i) such new asset or assets can be separated in a fair and reasonable manner (as determined by the Board of Directors and evidenced by a Board Resolution) in order to allow the Collateral Agent to obtain, as security for the Senior Notes, a perfected, first priority Lien, subject only to Permitted Liens permitted with respect to First Lien Collateral, as set forth in the Security Agreement, in new identifiable assets having a fair market value comparable to the amount of proceeds of First Lien Collateral expended in connection with the purchase of such new asset or assets, or (ii) Parent, Publishing or one or more of their respective Restricted Subsidiaries grants the Collateral Agent a perfected, first priority Lien, subject only to Permitted Liens permitted with respect to First Lien Collateral, as set forth in the Security Agreement, in other assets having a fair market value comparable to the amount of proceeds of First Lien Collateral expended in connection with the purchase of such new asset or assets (or, in the case of other assets that were previously Second Lien Collateral, causes such other assets to become First Lien Collateral).

          (d) Assets acquired after the Issue Date that constitute proceeds of cash generated from operations of Parent, Publishing and their respective Restricted Subsidiaries, and do not constitute proceeds of First Lien Collateral or Second Lien Collateral, shall constitute additional Second Lien Collateral, and Parent, Publishing and the Guarantors shall cause the Collateral Agent to have a perfected Lien in such assets, subject only to Permitted Liens permitted with respect to Second Lien Collateral, as set forth in the Security Agreement.

SECTION 4.23     Listing on Securities Exchange.

          The Senior Notes shall not be listed for trading on a recognized securities exchange prior to 75 days after the Issue Date. After 75 days after the Issue Date, Publishing, Parent and the Guarantors shall use their best efforts to cause the Senior Notes to be listed for trading on a recognized securities exchange.

SECTION 4.24     Maintenance Capital Expenditures.

          (a) Publishing and Parent shall not, and shall cause their respective Restricted Subsidiaries not to, make Maintenance Capital Expenditures in any Yearly Period in an aggregate amount in excess of the corresponding limit for such Yearly Period as set forth in the right-hand column below (or, in the case of a Yearly Period consisting of less than 365 days, a proportionally lower amount based upon the number of days in such Yearly Period).


          YEARLY PERIOD                      PER ANNUM
          -------------                      ---------
             ENDING                            AMOUNT
             ------                            ------
          December 31, 2000                  $5 million

          December 31, 2001                  $6 million
          December 31, 2002                  $6 million

          December 31, 2003                  $7 million
          Maturity Date                      $7 million



          (b) Publishing and Parent shall not, and shall cause their respective Restricted Subsidiaries not to, make Maintenance Capital Expenditures to replace, in whole or in part, assets directly or indirectly sold in connection with the Permitted Racine Sale.

SECTION 4.25     Line of Business.

          Parent and Publishing will not, and will not permit any of their respective Subsidiaries to, engage as a material part of its business in any business other than the business conducted by Parent and its Subsidiaries as of the Issue Date or any other business determined by Parent's Board of Directors, in good faith, to be directly related to the foregoing.

SECTION 4.26     Payments for Consent.

          Neither Parent, Publishing nor any of their respective Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, any Collateral Agreement or the Senior Notes unless such consideration is paid to all Holders that were asked to so consent, waive or agree to amend and did so within the appropriate time period set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.27     Ability to Make Cash Interest Payments.

          Parent shall use diligent good faith efforts (subject to Parent's fiduciary duty and to Parent's obligation to act in the best interest of its stockholders) (i) to ensure that neither Publishing nor any Guarantor shall be subject to any contractual restriction on its ability to pay interest on the Senior Notes in cash rather than by issuance of Additional Senior Notes, and
(ii) if any such contractual restriction does exist (such as Section 9.01(p) of the New Credit Facility as in effect on the Issue Date), to minimize the practical limitation of such contractual restriction (such as by negotiating to reduce the levels of financial tests that must be met in order to allow cash interest payments).

SECTION 4.28     Parent's Board of Directors

         So long as any principal of or interest on the Senior Notes or any other Obligations under this Indenture (whether or not due) shall remain unpaid, Parent shall cause Parent's Board of Directors to consist of (i) prior to the occurrence of a Director Event, seven members, and (ii) after the occurrence of a Director Event, eight members.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01     Limitation on Merger, Etc.

          (a) Each of Parent, Publishing, the Guarantors and their Restricted Subsidiaries shall not in a single transaction or through a series of related transactions, (i) consolidate with or merge with or into any other Person, or transfer (by lease, license, assignment, sale or otherwise) all or substantially all of its properties and assets as an entirety or substantially as an entirety to another Person or group of affiliated Persons (including, without limitation, the transfer by Parent of Publishing) or (ii) adopt a Plan of Liquidation.

          (b) Notwithstanding Section 5.01(a), Parent (or a Guarantor) may consolidate with or merge with or into any other Person ("Target") provided that:

               (A) Parent (or such Guarantor) shall be the continuing Person, or the Person (if other than Parent (or such Guarantor)) formed by such consolidation or into which Parent (or such Guarantor) is merged or to which all or substantially all of the properties and assets of Parent as an entirety or substantially as an entirety are transferred (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (Parent or such other Person surviving a transaction with Parent being hereinafter referred to as the "Surviving Person"; any such Person surviving a consolidation or merger with a Guarantor being hereinafter referred to as the "Guarantor Surviving Person") shall be a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Parent (or such Guarantor) under the Senior Notes and this Indenture;

               (B) immediately after and giving effect to such transaction and the assumption contemplated by clause (A) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, (1) the Surviving Person's Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such consolidation or merger, determined on a pro forma basis as if such consolidation or merger had occurred at the beginning of such four-quarter period, would have been greater than Parent's Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such consolidation or merger as if such consolidation or merger had not occurred, (2) Target's Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such acquisition was at least 1.75 to 1.0, (3) immediately before and immediately after and giving effect to such transaction and the assumption of the obligations as set forth in clause (A) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing and (4) the priority and perfection of the Collateral Agent's Liens under this Indenture and the Collateral Agreements are not in any way impaired (including by means of structural subordination), and all Guarantees of the Guarantors remain in full force and effect;

               (C) Parent shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or adoption and such supplemental indenture comply with this Article Five, that the Surviving Person (or Guarantor Surviving Person, if applicable) agrees to be bound hereby, that such supplemental indenture and this Indenture and the Collateral Agreements, as modified by such supplemental indenture, are enforceable against the Surviving Person and the Guarantors (or
          Parent, Publishing, the Guarantors and such Guarantor Surviving Person) in accordance with their respective terms, that all conditions precedent herein and in the Collateral Agreements provided relating to such transaction have been satisfied (including, without limitation, that the priority and perfection of the Collateral Agent's Liens under this Indenture and the Collateral Agreements are not in any way impaired (including by means of structural subordination), and all Guarantees of the Guarantors remain in full force and effect);

               (D) Parent shall have delivered to the Trustee a certificate from its independent certified public accountants stating that Parent has made the calculations required by clauses (B) (1) and (2) above in accordance with the terms of this Indenture; and

               (E) none of Parent, Publishing, any Guarantor or any of their respective Subsidiaries or the Surviving Person (or Guarantor Surviving Person) would thereupon become obligated with respect to any Indebtedness (including acquired indebtedness) nor would any of its assets of properties become subject to a Lien, unless such Person could incur such Indebtedness (including acquired indebtedness) or create such Lien under this Indenture (after giving effect to such Person being bound by all the terms of this Indenture).

          (c) Notwithstanding Section 5.01(a), a Wholly-owned Subsidiary of Publishing may merge or liquidate into Publishing or another Wholly-owned Subsidiary of Publishing that is a Guarantor, and a Wholly-owned Subsidiary of Parent may merge or liquidate into Parent or, except in the case of Publishing, another Wholly-owned Subsidiary of Parent that is a Guarantor.

          (d) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of a Person shall be deemed to be the transfer of all or substantially all of the properties and assets of a Person.

SECTION 5.02     Successor Corporation Substituted.

          Upon any consolidation or merger, or any transfer of assets (including pursuant to a Plan of Liquidation) in accordance with Section 5.01, the successor Person formed by such consolidation or into which Parent, Publishing or any Guarantor or Subsidiary is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Parent, Publishing or Guarantor, as the case may be, under this Indenture (and shall execute a supplemental indenture to that effect in accordance with Section 11.11) with the same effect as if such successor Person had been named as Parent, Publishing or Guarantor, as the case may be, herein; provided, however that Parent, Publishing and Guarantors shall not be released from the obligations and covenants under this Indenture and the Senior Notes.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01     Events of Default.

          An "Event of Default" occurs under this Indenture if:

               (1) Publishing defaults in the payment of interest on any Senior Notes when the same becomes due and payable, and the Default continues for a period of 30 days;

               (2) Publishing defaults in the payment of the principal of any Senior Note when the same becomes due and payable, at maturity, upon acceleration, redemption or otherwise (including the failure to purchase Senior Notes tendered pursuant to the requirements of Sections 4.17 or 4.18);

               (3) (A) Publishing, Parent, any Guarantor or any Subsidiary of Publishing or Parent fails to comply with any other agreement or covenant contained in the Senior Notes, this Indenture, any Collateral Agreement or the Registration Rights Agreement, and the Default continues for the period and after the notice specified below, or (B) an "Event of Default" as defined in any Collateral Agreement shall occur;

               (4) there shall be a default under any bond, debenture or other evidence of Indebtedness of Publishing or any Guarantor having an aggregate amount in excess of $500,000, or under any mortgage, security agreement, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any such Indebtedness, whether such Indebtedness now exists or shall hereafter be created, if such default either (A) results from the failure to pay principal or interest on any Indebtedness or (B) relates to an obligation other than the obligation to pay principal or interest on any Indebtedness and results in such Indebtedness becoming or the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity;

               (5) any Guarantee required to be in full force and effect by the terms of this Indenture ceases to be in full force and effect or is declared null and void or otherwise not enforceable against any Guarantor in accordance with its terms, or any of the Guarantors repudiates its obligations under its Guarantee or denies that it has any further liability under the Guarantee or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture); or any Guarantor repudiates its obligations under its Guarantee of the Senior Notes or if a final judicial determination is made that such Guarantee is not enforceable against any Guarantor in accordance with its terms;

               (6) Publishing or any Guarantor pursuant to or within the meaning of any Bankruptcy Law:

                    (a) admits in writing its inability to pay its debts generally as they become due;

                    (b) commences a voluntary case or proceeding;

                    (c) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding;

                    (d) consents to the  appointment of a Custodian of it or for all or substantially all of its property;

                    (e) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;

                    (f) makes a general assignment for the benefit of its creditors; or

                    (g) takes any corporate action to authorize or effect any of the foregoing;

               (7) a court of competent jurisdiction enters a judgment, decree or order under any Bankruptcy Law that is for relief against Publishing or any Guarantor, in an involuntary case or proceeding which shall (A) approve a petition seeking reorganization, arrangement, adjustment or composition in respect of Publishing or any Guarantor, (B) appoint a Custodian of Publishing or any Guarantor, or for substantially all of its property, or (C) order the winding-up or liquidation of its affairs, and in each case the judgment, order or decree remains unstayed and in effect for 60 days;

               (8) any warrant of attachment is issued against any property of Publishing or any Guarantor having a value of at least $1 million, which warrant is not released, stayed or bonded against within 60 days after service of process with respect thereto, or final judgments not covered by insurance (which insurance has been issued by a financially sound insurer that is not an Affiliate of Parent and that has not disclaimed or threatened to disclaim coverage) for the payment of money which in the aggregate at any one time exceeds $1 million shall be rendered against Publishing or any Guarantor by a court of competent jurisdiction and shall remain undischarged for 60 days after judgment becomes final and nonappealable;

               (9) any final judgments or orders are rendered against Parent, Publishing, any Guarantor or any of their respective Subsidiaries which require the payment in money, either individually or in an aggregate amount, that is more than $5 million, which remain unstayed, undischarged or unbonded for a period of 60 days thereafter;

               (10) there shall be any failure to procure and maintain property and liability insurance in accordance with the provisions of Section
          4.07 continuing, in the case of failure to maintain such insurance, until the earlier of (x) 30 days after notice to Parent, Publishing or any of their respective Subsidiaries or the Trustee of the lapse or cancellation of such insurance, and (y) the date such lapse or cancellation is effective as to the Trustee;

               (11) except as permitted in this Indenture or in the Collateral Agreements, the Trustee does not have at all times a perfected Lien on the First Lien Collateral and a perfected Lien on the Second Lien Collateral, in each case subject only to Permitted Liens as permitted by the Security Agreement, or Publishing or any Guarantor asserts in writing that the security arrangements under the Indenture or any Collateral Agreement are not in full force and effect;

               (12) any representation or warranty made by Parent, Publishing or any Guarantor in this Indenture or any Collateral Agreement shall prove to have been false or misleading as of the time made in any material respect; or

               (13) (A) a Director Event shall occur but the corresponding Board Increase shall fail to occur within 15 days thereafter (unless such failure is caused by failure of the Trustee or the Holders to act or by delays relating to a meeting of

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

          Holders), (B) there shall be a breach or violation of, or default under, or amendment or modification of, Article ELEVENTH of Parent's Charter, Section 2.12 of Parent's Bylaws or any other provision of Parent's Charter or Parent's Bylaws that directly or indirectly implements Section 4.04(c) or Section 4.28 (the "Director Provisions"), or (C) Article ELEVENTH of Parent's Charter, Section
          2.12 of Parent's Bylaws or any other Director Provision or Section 4.04(c) or Section 4.28 hereof ceases to be in full force and effect or is declared null and void or otherwise not enforceable in accordance with its terms, or Publishing, Parent or any other Guarantor repudiates or challenges any such provision, or a judicial determination is made that any such provision is not enforceable in accordance with its terms.

          A Default under clause (3) above is not an Event of Default until the Trustee notifies Publishing, or the Holders of at least 25% in principal amount of the outstanding Senior Notes notify Publishing and the Trustee, of the Default, and Publishing does not cure the Default within 30 days (or, (i) in the case of Defaults under Sections 4.03, 4.04, 4.08, 4.12, 4.13, 4.14, 4.15, 4.16,
4.17, 4.18, 4.19, 4.20, 4.21, 4.22, 4.24, 4.28 and 5.01,  within 15 days or (ii)
with respect to Defaults under clause (3)(B) above 30 days unless the relevant Collateral Agreement specifies a different cure period for such "Event of Default" thereunder, in which case the cure period specified in the relevant Collateral Agreement shall be applicable) after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Senior Notes then outstanding. When a Default is cured, it ceases.

          A Default under clause (12) above is not an Event of Default until the Holders of at least 10% in principal amount of the outstanding Senior Notes notify the Trustee of the Default and that such Holders have determined that the alleged false or misleading representation or warranty is material.

SECTION 6.02     Acceleration.

          If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to Publishing) occurs and is continuing, the Trustee may, by notice to Publishing, or the Holders of at least 25% in principal amount of the Senior Notes then outstanding may, by written notice to Publishing and the Trustee, and the Trustee shall, upon the request of such Holders, declare the aggregate principal amount of the Senior Notes outstanding, together with accrued interest thereon to the date of payment, to be due and payable and, upon any such declaration, the same shall become and be due and payable. If an Event of Default specified in Section 6.01(6) or (7) occurs with respect to Publishing, all unpaid principal and accrued interest on the Senior Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Upon payment of such principal amount, interest, and premium, if any, all of Publishing's obligations under the Senior Notes and this Indenture, other than obligations under Section 7.07, shall terminate. The Holders of a majority in principal amount of the Senior Notes then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal of the Senior Notes which has become due solely by such declaration of acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest

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

and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and (iv) Publishing has paid or caused to be paid to the Trustee all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and all other amounts due to the Trustee under Section 7.07.

SECTION 6.03     Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture, the Collateral Agreements or the Guarantee by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, including seeking recourse against any Guarantor pursuant to the terms of the Guarantee, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, or to enforce any other proper remedy, subject however to Section 6.05. No recovery of any such judgment upon any property of Publishing or any Guarantor shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

          The Trustee may maintain a proceeding even if it does not possess any of the Senior Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04     Waiver of Past Defaults.

          Subject to Sections 6.02, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Senior Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Senior Note as specified in clauses (1) and (2) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.05     Control by Majority.

          The Holders of a majority in principal amount of the outstanding Senior Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

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

SECTION 6.06     Limitation on Suits.

          Subject to Section 6.07, a Securityholder may not pursue any remedy with respect to this Indenture, the Collateral Agreements or the Senior Notes unless:

               (1) the Holder gives to the Trustee notice of a continuing Event of Default;

               (2) the Holder or Holders of at least 25% in principal amount of the outstanding Senior Notes make a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

               (5) during such 60-day period the Holder or Holders of a majority in principal amount of the outstanding Senior Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

          Subject to Section 6.07 and applicable law, any remedy pursued by a Holder or attempted to be pursued by a Holder shall be subject to the restrictions and limitations set forth in the Intercreditor Agreement as if such remedy were being undertaken by the Trustee or Collateral Agent.

SECTION 6.07     Rights of Holders to Receive Payment.

          Notwithstanding any other provision of this Indenture or any Collateral Agreement, the right of any Holder to receive payment of principal of and interest on a Senior Note, on or after the respective due dates expressed in such Senior Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08     Collection Suit by Trustee.

          If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against Publishing or any other obligor on the Senior Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Senior Notes and such further amount as shall be sufficient to
cover  the  costs  and  expenses  of   collection,   including  the

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

reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.09     Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Securityholders allowed in any judicial proceedings relating to Publishing or any other obligor upon the Senior Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10     Priorities.

          Subject to the Intercreditor Agreement, if the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

               First: to the Trustee for amounts due under Section 7.07;

               Second: if the Holders are forced to proceed against Publishing or any Guarantor directly without the Trustee, to Holders for their collection costs;

               Third: to Holders for amounts due and unpaid on the Senior Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal, premium, if any, and interest, respectively; and

               Fourth: to Publishing or relevant Guarantor.

          The Trustee, upon prior notice to Publishing, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11     Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the

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

costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Senior Notes.

SECTION 6.12     Event of Default from Willful Action.

          In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Publishing or any Guarantor with the intention of avoiding payment of the premium that Publishing would have had to pay if Publishing then had elected to redeem the Senior Notes pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law.

SECTION 6.13     Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Senior Notes in
Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.14     Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder to exercise any right or remedy arising upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Indenture, the Collateral Agreements or by law to the Trustee or to the Holders may be exercised from time to time, and as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                 ARTICLE SEVEN

                                     TRUSTEE

          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed, subject to the terms and conditions hereof.

SECTION 7.01     Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

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

          (b) Except during the continuance of an Event of Default:

               The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

               In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               This paragraph does not limit the effect of paragraph (b) of this
               Section 7.01.

               The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

          (f) Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

SECTION 7.02     Rights of Trustee.

          Subject to Section 7.01:

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document;

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.04 and 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

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

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

          (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it believes to be authorized or within its rights or powers;

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

          (g) Any permissive right or power available to the Trustee under this Indenture shall not be construed to be a mandatory duty or obligation;

          (h) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate; and (i) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Senior Notes unless either (1) a Trust Officer assigned to the Corporate Trust Department of the Trustee (or any successor division or department of the Trustee) shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by Publishing or by any Holder of the Senior Notes.

SECTION 7.03     Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Notes and may otherwise deal with Publishing or any Guarantor, or their respective Affiliates, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04     Trustee's Disclaimer.

          The Trustee makes no representation as to the validity or adequacy of this Indenture, the Senior Notes, the Guarantee or the Collateral Agreements, it shall not be accountable for Publishing's use of the proceeds from the Senior Notes, and it shall not be responsible for any statement in the Senior Notes other than the Trustee's certificate of authentication.

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

SECTION 7.05     Notice of Default.

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Senior Note, including the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer, the failure to make a Net Proceeds Purchase, and the failure to make payment upon a mandatory redemption, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06     Reports by Trustee to Holders.

          Within 60 days after each May 15, beginning with May 15, 2000, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

          A copy of each report at the time of its mailing to Securityholders shall be mailed to Publishing and filed with the Commission and each stock exchange, if any, on which the Senior Notes are listed. Publishing shall notify the Trustee if the Senior Notes become listed on any stock exchange.

SECTION 7.07     Compensation and Indemnity.

          Publishing shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Publishing shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          Publishing shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it except for such actions to the extent caused by any negligence or bad faith on its part, arising out of or in connection with the administration of this trust and its rights or duties hereunder or under any Collateral Agreement. The Trustee shall notify Publishing promptly of any claim asserted against the Trustee for which it may seek indemnity. Publishing shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and Publishing shall pay the reasonable fees and expenses of such counsel. Publishing need not pay for any settlement made without its written consent. Publishing need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure Publishing's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Senior Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of or interest on particular Senior Notes.

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

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6), (7) or (8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The obligations of Publishing under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

SECTION 7.08     Replacement of Trustee.

          The Trustee may resign by so notifying Publishing. The Holders of a majority in principal amount of the outstanding Senior Notes may remove the Trustee by so notifying Publishing and the Trustee and may appoint a successor trustee with Publishing's consent. Publishing may remove the Trustee if:

               (1) the Trustee fails to comply with Section 7.10;

               (2) the Trustee is adjudged a bankrupt or an insolvent;

               (3) a receiver or other public officer takes charge of the Trustee or its property; or

               (4) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, Publishing shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Senior Notes may appoint a successor Trustee to replace the successor Trustee appointed by Publishing.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Publishing. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, Publishing or the Holders of at least 10% in principal amount of the outstanding Senior Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, Publishing's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

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SECTION 7.09     Successor Trustee by Merger, Etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10     Eligibility; Disqualification.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $100 million (or be a member or subsidiary of a bank holding system with aggregate combined capital and surplus of at least $100 million) as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

SECTION 7.11     Preferential Collection of Claims Against Publishing.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                 ARTICLE EIGHT

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01     Option to Effect Legal Defeasance or Covenant Defeasance.

          Publishing may, at the option of its and Parent's Board of Directors evidenced by a Board Resolution, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Senior Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02     Legal Defeasance and Discharge.

          Upon Publishing's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, Publishing shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Senior Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that Publishing shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Senior Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (i) through (iv) below, and to have satisfied all its other obligations under such Senior Notes and this Indenture (and the Trustee, on demand of and at the expense of Publishing, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of holders of such outstanding Senior Notes to receive, solely from the trust fund described in Section 8.05, payments in respect of the principal of, premium, if any, and interest on such Senior Notes when such payments are

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

due, (ii) Publishing's obligations with respect to the Senior Notes under Article Two and Section 4.02 hereof, (iii) the rights, powers, trust, duties and immunities of the Trustee, and Publishing's obligations in connection therewith and (iv) this Article Eight. Subject to compliance with this Article Eight, Publishing may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03     Covenant Defeasance.

          Upon Publishing's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, Publishing shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22 and Sections 5.01(b)(B)(1)
and 5.01(b)(B)(2) hereof with respect to the outstanding Senior Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Senior Notes, Publishing may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Senior Notes shall be unaffected thereby. In addition, upon Publishing's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03, subject to the satisfaction of the conditions set forth in Section
8.04  hereof,  Sections  6.01(4),   6.01(8),  6.01(9)  and  6.01(10)  shall  not
constitute Events of Default.

SECTION 8.04     Conditions to Legal or Covenant Defeasance.

          The following  shall be the  conditions to the  application  of either
Section 8.02 or 8.03 hereof to the outstanding Senior Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

               (a) Publishing must irrevocably deposit with the Trustee or Paying Agent, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Senior Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the Senior Notes;

               (b) in the case of an election under Section 8.02 hereof, Publishing shall have delivered to the Trustee an Opinion of Counsel in the United States

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

          reasonably acceptable to the Trustee confirming that (A) Publishing has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (c) in the case of an election under Section 8.03 hereof, Publishing shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Senior Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(6) and 6.01(7) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

               (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture, or a default under the New Credit Facility or any other material agreement or instrument to which Publishing or any of its Subsidiaries is a party or by which Publishing or any of its Subsidiaries is bound;

               (f) Publishing shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

               (g) Publishing shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by Publishing with the intent of preferring the Holders over any other creditors of Publishing or with the intent of defeating, hindering, delaying or defrauding any other creditors of Publishing; and

               (h) Publishing shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

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

SECTION 8.05 Deposited U.S. Legal Tender and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

          Subject to Section 8.06 hereof, all U.S. Legal Tender and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Senior Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Holders of such Senior Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such U.S. Legal Tender and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

          Publishing shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Notes.

          Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to Publishing from time to time upon Publishing's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06     Repayment to Publishing.

          Any U.S. Legal Tender or U.S. Government Obligations deposited with the Trustee or any Paying Agent, in trust for the payment of the principal of, premium, if any, or interest on any Senior Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to Publishing on its request or shall be discharged from such trust; and the Holder of such Senior Note shall thereafter, as an unsecured general creditor, look only to Publishing for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of Publishing as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of Publishing cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to Publishing.

SECTION 8.07     Reinstatement.

          If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by


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

reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then Publishing's obligations under this Indenture and the Senior Notes, and the Guarantors' obligations under this Indenture and the Guarantee, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or
8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with
Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if Publishing makes any payment of principal of, premium, if any, or interest on any Senior Note following the reinstatement of its obligations, Publishing shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent after payment in full of the Senior Notes.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVER

SECTION 9.01     Without Consent of Holders.

          Publishing and the Guarantors, when authorized by Board Resolutions of Parent and Publishing, and the Trustee, together, may amend or supplement this Indenture, the Senior Notes or any Collateral Agreement without notice to or consent of any Holder:

          (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the legal rights of any Holder;

          (2) to provide for the assumption of the obligations of Publishing or any Guarantor by a successor pursuant to Article Five or Section 11.06;

          (3) to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes;

          (4) to make any other change that would provide any additional rights or benefits to the Holders of the Senior Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

          (5) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture and the Collateral Agreements under the TIA;

          (6) to provide for additional Guarantors pursuant to Section 4.19 or otherwise or additional Collateral pursuant to Section 4.22 or otherwise;

          (7) to provide for the appointment of a successor Trustee, as provided in Section 7.08 hereof.

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

provided that Publishing and each Guarantor have delivered to the Trustee an Opinion of Counsel and Officers' Certificate stating that such amendment or supplement complies with the provisions of this Section 9.01.

          After an amendment or supplement under this Section becomes effective, Publishing shall mail to the Holders affected thereby a notice briefly describing the amendment or supplement. Any failure of Publishing to mail such notice, or a defect in such notice, shall not, however, in any way impair or affect the validity of any such amendment or supplement.

SECTION 9.02     With Consent of Holders.

          (a) Subject to Section 6.07 and subsections (b) and (c) below, Publishing and each Guarantor, when authorized by Board Resolutions of each, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Senior Notes, may amend or supplement this Indenture, the Senior Notes or any Collateral Agreement, without notice to any other Securityholders. Subject to Sections 6.02 and 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Senior Notes may waive compliance by Publishing with any provision of this Indenture, the Senior Notes or any Collateral Agreement without notice to any other Holder.

          (b)  Notwithstanding  subsection (a) above,  and subject to subsection
(c) below, without the consent of each Holder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may (with respect to any Senior Notes held by a non-consenting Holder of Senior Notes):

          (1) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Senior Notes;

          (2)  reduce  the  principal  of or change  the fixed  maturity  of any
               Senior Note or alter the provisions with respect to the redemption of Senior Notes pursuant to Article Three of this Indenture or alter the provisions, including the purchase price payable, with respect to repurchases or redemptions of the Senior Notes pursuant to Section 4.17 or 4.18 hereof; (including, without limitation, altering the definitions of the terms "Asset Sale" and "Change of Control" or, as used within such Sections or such definitions, altering the definitions of other defined terms);

          (3) reduce the rate of or change the time for payment of interest, including default interest, on any Senior Note;

          (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Notes or that resulted from a failure to comply with Section 4.17 or 4.18 hereof (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the Senior Notes and a waiver of the payment default that resulted from such acceleration);

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

          (5) make the principal of, or the interest on, any Senior Note payable in any manner other than that stated in this Indenture and the Senior Notes on the Issue Date;

          (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Senior Notes to receive payments of principal of or interest on the Senior Notes;

          (7)  waive a redemption payment with respect to any Senior Note;

          (8)  alter  the  ranking  of  the  Senior  Notes   relative  to  other
               Indebtedness of Publishing or the Guarantors;

          (9) make any change in the amendment and waiver provisions of this Indenture, the Senior Notes or any Collateral Agreement;

          (10) impair the right of any Holder to receive payment of principal of and interest on such Holder's Senior Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Senior Notes;

          (11) release any Collateral from the Lien of the Collateral Agreements except in accordance with terms thereof and the terms of this Indenture, or amend the terms thereof or the terms of the Indenture relating to such release; or

          (12) release any Guarantor from its Guarantee, except as provided herein.

          (c) Subject to Section 6.07, Publishing and each Guarantor, when authorized by Board Resolutions of each, and the Trustee, together, with the written consent of the Holder or Holders of at least 662/3% in aggregate principal amount of the outstanding Senior Notes, may, notwithstanding subsection (b)(11) above, release Collateral from the Lien of the Collateral
Agreements on one or more occasions, if (1) the fair market value of such Collateral being released is determined by the Board of Directors of Parent pursuant to a Board Resolution and an Independent Financial Advisor, (2) the maximum total aggregate fair market value of all Collateral released under this
Section 9.02(c) after the Issue Date shall not exceed $10 million, and (3) not less than seven days prior to such proposed release of Collateral, Parent and Publishing shall have delivered to the Trustee an Officers' Certificate notifying the Trustee of such planned release, and specifically identifying the Collateral to be released, the reason for such release, the fair market value of such Collateral, and the aggregate fair market value of all Collateral released pursuant to this Section 9.02(c) after the Issue Date after giving effect to such release, together with a copy of such Independent Financial Advisor's appraisal.

          (d) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, Publishing shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of Publishing to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03     Compliance with TIA.

          Every amendment, waiver or supplement of this Indenture or the Senior Notes shall comply with the TIA.

SECTION 9.04     Revocation and Effect of Consents.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting Holder's Senior Note, even if notation of the consent is not made on any Senior Note. However, any such Holder or subsequent Holder may revoke the consent as to his Senior Note or portion of his Senior Note by notice to the Trustee or Publishing received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Senior Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          Publishing may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (12) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Senior Note who has consented to it and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting Holder's Senior Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Senior Note, on or after the respective due dates expressed in such Senior Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05     Notation on or Exchange of Senior Notes.

          If an amendment, supplement or waiver changes the terms of a Senior Note, the Trustee may require the Holder of the Senior Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Senior Note about the changed terms and return it to the Holder. Alternatively, if Publishing or the Trustee so determines, Publishing in exchange for the Senior Note shall issue and the Trustee shall authenticate a new Senior Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of Publishing.

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

SECTION 9.06     Trustee to Sign Amendments, Etc.

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, in addition to the documents required by Section 13.04, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture.

                                  ARTICLE TEN

                           MEETINGS OF SECURITYHOLDERS

SECTION 10.01    Purposes for Which Meetings May Be Called.

          A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

               (a) to give any notice to Publishing or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article Six;

               (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article Seven;

               (c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.02;

               (d) if a Director Event occurs, to designate an individual pursuant to Section 4.04(c); or

               (e) to take any other action (i) authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Senior Notes under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

SECTION 10.02    Manner of Calling Meetings.

          The Trustee may at any time call a meeting of Securityholders to take any action specified in Section 10.01, to be held at such time and at such place in The City of New York, New York or elsewhere as the Trustee shall determine. Notice of every meeting of Securityholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to Publishing and to the Holders at their last addresses as they shall appear on the registration

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

books of the Registrar not less than 10 nor more than 60 days prior to the date fixed for a meeting.

          Any meeting of Securityholders shall be valid without notice if the Holders of all Senior Notes then outstanding are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all Senior Notes outstanding, and if Publishing, the Guarantors and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

SECTION 10.03    Call of Meetings by Publishing or Holders.

          In case at any time Publishing, pursuant to a Board Resolution, or the Holders of not less than 10% in aggregate principal amount of the Senior Notes then outstanding shall have requested the Trustee to call a meeting of Securityholders to take any action specified in Section 10.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then Publishing or the Holders of Senior Notes in the amount above specified may determine the time and place in The City of New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.02.

SECTION 10.04    Who May Attend and Vote at Meetings.

          To be entitled to vote at any meeting of Securityholders, a Person shall (a) be a registered Holder of one or more Senior Notes, or (b) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Senior Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of Publishing, the Guarantors and their respective counsel.

SECTION 10.05 Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment.

          Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Securityholders, in regard to proof of the holding of Senior Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Senior Notes entitled to vote at such meeting, in which case those and only those Persons who are Holders of Senior Notes at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

          The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by Publishing or by Securityholders as provided in Section 10.03, in which case Publishing or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman

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

and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Senior Notes represented at the meeting and entitled to vote.

          At any meeting each Securityholder or proxy shall be entitled to one vote for each $1,000 principal amount of Senior Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Senior Notes challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman may adjourn any such meeting if he is unable to determine whether any Holder or proxy shall be entitled to vote at such meeting. The chairman of the meeting shall have no right to vote other than by virtue of Senior Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 10.02 or Section 10.03 may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Senior Notes represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

SECTION 10.06    Voting at the Meeting and Record to Be Kept.

          The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Senior Notes or of their representatives by proxy and the principal amount of the Senior Notes voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who cast proxies at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of the Securityholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section
10.02 or published as provided in Section 10.03. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to Publishing and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

          Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 10.07 Exercise of Rights of Trustee or Securityholders May Not Be Hindered or Delayed by Call of Meeting.

          Nothing contained in this Article Ten shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders under any of the provisions of this Indenture or of the Senior Notes.

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

                                 ARTICLE ELEVEN

                            GUARANTEE OF SENIOR NOTES

SECTION 11.01    Unconditional Guarantee.

          (a) Each Guarantor hereby unconditionally, jointly and severally, guarantees as a primary obligor and not as a surety (such guarantee to be referred to herein as the "Guarantee") to each Holder of a Senior Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Senior Notes (including any Additional Senior Notes) and the obligations of Publishing hereunder, thereunder or under the Collateral Agreements, including that: (i) the principal of and interest on the Senior Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest to the extent lawful, of the Senior Notes and all other obligations of Publishing to the Holders or the Trustee hereunder or thereunder (including, without limitation, all redemption obligations under Sections 3.07 and 3.08 and all purchase obligations under Sections 4.17 and 4.18) will be promptly paid in full or performed all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Senior Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, to the limitations set forth in Section 11.05. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Notes with respect to any provisions hereof or thereof, the recovery of any judgment against Publishing, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of Publishing, any right to require a proceeding first against Publishing, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Senior Notes, this Indenture, the Collateral Agreements and this Guarantee. If any Securityholder or the Trustee is required by any court or otherwise to return to Publishing or any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to Publishing or any Guarantor, any amount paid by Publishing or any Guarantor to the Trustee or such Securityholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

          (b)  Each  Guarantor   further   agrees  that  its  Guarantee   herein
constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and

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

waives any right to require that any resort be had by any Securityholder or the Trustee to any collateral held for payment of the Guarantees.

          (c) Each  Guarantor  also agrees to pay any and all costs and expenses
(including   reasonable   attorneys'  fees)  incurred  by  the  Trustee  or  any
Securityholder in enforcing any rights under this Article Eleven.

          (d) Each Guarantor also agrees that the Guarantees will be secured as provided in Article Twelve.

          (e) Each Guarantor agrees to become a party to the Collateral Agreements whereby the Guarantees will be secured in the manner set forth in such Collateral Agreements.

SECTION 11.02    Seniority of Guarantee.

          The obligations of each Guarantor to the Holders of Senior Notes and to the Trustee pursuant to the Guarantee and this Indenture are expressly senior secured obligations of such Guarantor.

SECTION 11.03    Severability.

          In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.04    Release of a Guarantor.

          If no Default or Event of Default exists or would exist under this Indenture or any Collateral Agreement upon the sale or disposition (or the sale or disposition of substantially all of the assets) of a Guarantor other than Parent to a Person which is not a Subsidiary of Parent, which sale or disposition is otherwise in compliance with the terms of this Indenture, including, without limitation, Section 4.18, and the Collateral Agreements, such Guarantor shall be deemed released from all its obligations under this Article Eleven and its Guarantee without any further action required on the part of the Trustee or any Holder. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by Publishing accompanied by an Opinion of Counsel and an Officers' Certificate certifying as to the compliance with this Section 11.04. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Senior Notes and other obligations as provided in this Article Eleven.

SECTION 11.05    Limitation of Guarantor's Liability.

          Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and each Guarantor (other than Parent, which shall be liable hereunder to the full extent of the Guarantee) hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount

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

as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.07, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 11.06    Guarantors May Consolidate, etc., on Certain Terms.

          (a) Nothing contained in this Indenture or in any of the Senior Notes shall prevent any consolidation or merger of a Guarantor with or into Publishing or another Person that is a Guarantor as of the Issue Date or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to Publishing or another Person that is a Guarantor as of the Issue Date.

          (b) Except as set forth in Articles Four and Five hereof, nothing contained in this Indenture or in any of the Senior Notes shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than Publishing or another Person that is a Guarantor as of the Issue Date (whether or not affiliated with such Guarantor), or successive consolidations or mergers in which a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to a corporation other than Publishing or another Person that is a Guarantor as of the Issue Date (whether or not affiliated with such Guarantor); provided, however, that, subject to Sections 11.04 and 11.06(a), (i) such transaction does not violate any covenants set forth in Articles Four and Five hereof, (ii) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, (iii) upon any such consolidation, merger, sale or conveyance, the Guarantee set forth in this Article Eleven, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person formed by such consolidation, or into which the Guarantor shall have merged, or by the Person that shall have acquired such property, and
(iv) Parent shall have delivered to the Trustee an officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale or conveyance and such indenture comply with this Indenture, that the Person formed by or surviving such transaction agrees to be bound hereby, and that all conditions precedent herein provided to such transaction have been satisfied. In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

SECTION 11.07    Contribution.

          In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be

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

entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging Publishing's obligations with respect to the Senior Notes or any other Guarantor's obligations with respect to the Guarantee.

SECTION 11.08    Waiver of Subrogation.

          Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against Publishing that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Senior Notes against Publishing, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from Publishing, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Senior Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Senior Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Senior Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.08 is knowingly made in contemplation of such benefits.

SECTION 11.09    Execution of Guarantee.

          To evidence the Guarantee to the Securityholders specified in Section 11.01, the Guarantors hereby agree to execute the notation of guarantee in substantially the form of Exhibit A recited to be endorsed on each Senior Note ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Senior Note a notation of such Guarantee. Each such notation of guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such notation of guarantee prior to the authentication of the Senior Note on which it is endorsed, and the delivery of such Senior Note on which it is endorsed, and the delivery of such Senior Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such notation of guarantee on behalf of such Guarantor. Such signatures upon the notation of guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the notation of guarantee, and in case any such officer who shall have signed the notation of guarantee shall cease to be such officer before the Senior Note on which such notation of guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by Publishing, such Senior Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the notation of guarantee had not ceased to be such officer of the Guarantor.

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

SECTION 11.10    Guarantee Unconditional, Etc.

          Upon failure of payment when due of any obligations covered by the Guarantee for whatever reason, each Guarantor will be obligated to pay the same immediately. Each Guarantor hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of: the recovery of any judgment against Publishing or any Guarantor; any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of Publishing under this Indenture or any Senior Note, by operation of law or otherwise; any modification or amendment of or supplement to this Indenture or any Senior Note; any change in the corporate existence, structure or ownership of Publishing or any Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Publishing or any Guarantor or any of their assets or any resulting release or discharge of any obligation of Publishing or any Guarantor contained in this Indenture or any Senior Note; the existence of any claim, set-off or other rights which any Guarantor may have at any time against Publishing, any Guarantor, the Trustee, any Securityholder or any other Person, whether in connection herewith or any unrelated transactions, provided, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; any invalidity or unenforceability relating to or against Publishing for any reason of this Indenture or any Senior Note, or any provision of applicable law or regulation purporting to prohibit the payment by Publishing of the principal, premium, if any, or interest or any Senior Note or any other Guarantee; or any other act or omission to act or delay of any kind by Publishing or any Guarantor, the Trustee, any Securityholder or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantors' obligations hereunder. Each Guarantor's obligations hereunder shall remain in full force and effect until this Indenture shall have terminated and the principal of and interest on the Senior Notes and all other Guarantees shall have been paid in full. If at any time any payment of the principal of or interest on any Senior Notes or any other payment in respect of any Guarantees is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Publishing or otherwise, each Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time, and this Article Eleven, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against Publishing with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by Publishing in respect thereof.

SECTION 11.11    Additional Guarantors.

          Any Person that was not a Guarantor on the date of this Indenture may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions of this Indenture and the Collateral Agreements as a Guarantor and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and that such supplemental indenture, and this Indenture and the Collateral Agreements as so supplemented, each constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion). The Guarantee of each Person described in this Section 11.11 shall apply to all Senior Notes theretofore or thereafter executed and delivered, notwithstanding any failure of such Senior Notes to contain a notation of such Guarantee thereon.

SECTION 11.12    Waiver of Stay, Extension or Usury Laws.

          Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee but will suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE TWELVE

                             COLLATERAL AND SECURITY

SECTION 12.01    Collateral Agreements.

          The due and punctual payment of the principal of, premium, if any, and interest on the Senior Notes (including the Additional Senior Notes) when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Senior Notes and performance of all other obligations of Publishing and the Guarantors to the Holders of Senior Notes, the Trustee under this Indenture and the Senior Notes and the Guarantee, and the Collateral Agent under the Collateral Agreements, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Agreements. Each Holder of Senior Notes, by its acceptance thereof, consents and agrees to the terms of the Intercreditor Agreement and the other Collateral Agreements as the same may be in effect or may be amended from time to time in accordance with their respective terms and the terms hereof and authorizes and directs the Trustee, as Collateral Agent, to enter into the Intercreditor Agreement and the other Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. Publishing and the Guarantors shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Collateral Agreements, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Trustee and the Collateral Agent the security interest in and Lien on the Collateral, by the Collateral Agreements or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Senior Notes, according to the intent and purposes herein expressed. Publishing and Parent shall take, or shall cause their respective Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Collateral Agreements to create and maintain, as security for the obligations of Publishing and the Guarantors hereunder,

(i) a valid and enforceable perfected first priority Lien in and on all the First Lien Collateral in favor of the Collateral Agent for the benefit of the Holders of Senior Notes, the Collateral Agent and the Trustee, superior to and prior to the rights of all third persons and subject to no other Liens other than, to the extent permitted by the Security Agreement, Permitted Liens, and
(ii) a valid and enforceable perfected Lien in and on all the Second Lien Collateral, in favor of the Collateral Agent for the benefit of the Holders of Senior Notes, the Collateral Agent and the Trustee, subject to no other Liens other than, to the extent permitted by the Security Agreement, Permitted Liens (which, in the case of Second Lien Collateral, include Permitted Liens under clause (xii) of the definition thereof). Publishing and the Guarantors shall cause all assets and property of any kind or character (whether real, personal or mixed, tangible or intangible, now owned or existing or hereafter acquired or arising) of Publishing and each Guarantor to constitute Collateral, subject only to Section 2.1(d) of the Security Agreement.

SECTION 12.02    Recording and Opinions.

          (a) Publishing shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering, filing and perfection of this Indenture, financing statements, copyright registrations, trademark registrations or other instruments necessary to make effective the Liens intended to be created by the Collateral Agreements, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective.

          (b) In addition to the Opinion of Counsel required by Section 4.22(a), Publishing shall furnish to the Collateral Agent and the Trustee within five Business Days after each anniversary of the Issue Date an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, perfecting, re-recording, re-registering and refiling of all supplemental indentures, financing statements, copyright registrations, trademark registrations, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of the Collateral Agreements, and (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, copyright registrations, trademark registrations and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 15 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Senior Notes and the Collateral Agent and the Trustee hereunder and under the Collateral Agreements with respect to the Liens in the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens.

          (c) Publishing and the Guarantors shall otherwise comply with the provisions of TIA Section 314(b).

SECTION 12.03    Release of Collateral.

          (a) Subject to Section 4.18, this Article 12, and the terms and conditions set forth in the Collateral Agreements, Collateral shall be released from the Lien and security interest created by the Collateral Agreements (but such Lien and security interest shall continue in all

Proceeds (as defined in the Security Agreement) of such released Collateral) (i) upon the sale or other disposition thereof to the extent consummated pursuant to and in compliance with the requirements of Section 4.18 or one of the exceptions to the definition of the term "Asset Sale" set forth in clauses (A), (H) and (I) of such definition, (ii) in the case of Collateral constituting cash or Cash Equivalents, upon the Investment thereof pursuant to and in compliance with the definition of the term "Permitted Cash Business Investment," (iii) in the case of Collateral of a type described in clause (ii) of the definition of the term "Permitted Non-Cash Business Investment," upon the disposition of such Collateral in an Investment pursuant to and in compliance with such definition,
(iv) with respect to Net Cash Proceeds, upon reinvestment thereof or use thereof to repay Indebtedness, in either case pursuant to and in compliance with Section
4.18 and any relevant Collateral Agreements, (v) as permitted under Section 9.02(c), and (vi) as permitted under Section 2.2 of the Security Agreement. In addition, Second Lien Collateral and Swing Collateral shall be released from the Lien and security interest created by the Collateral Agreements (but such Lien and security interest shall continue in all Proceeds (as defined in the Security Agreement) of such released Collateral) if and to the extent that the
Intercreditor   Agreement   obligates  the  Collateral  Agent  to  release  such
Collateral.

          (b) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Senior Notes shall have been accelerated (whether by declaration or otherwise), no release of Collateral pursuant to the provisions of the Collateral Agreements shall be effective as against the Holders of Senior Notes.

          (c) The release of any Collateral from the terms of this Indenture and the Collateral Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of such Collateral Agreements. To the extent applicable, Publishing shall cause TIA Section 314(d) relating to the release of property or securities from the Liens and security interest of the Collateral Agreements and relating to the substitution therefor of any property or securities to be subjected to the Liens and security interest of the Collateral Agreements to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of Publishing except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert acceptable to the Trustee and the Collateral Agent in the exercise of reasonable care.

SECTION 12.04    Certificates of Publishing.

          Publishing shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Collateral Agreements, (i) all documents required by TIA Section 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to Publishing, to the effect that such accompanying documents constitute all documents required by TIA
Section  314(d).  The Trustee may, to the extent  permitted by Sections 7.01 and
7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 12.05    Certificates of the Trustee.

          In the event that Publishing wishes to release Collateral in accordance with the Collateral Agreements and has delivered the certificates and documents required by such Collateral Agreements and Sections 12.03 and 12.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 12.04(ii), shall deliver a certificate to the Collateral Agent setting forth such determination.

SECTION 12.06 Authorization of Actions to be Taken by the Trustee Under the Collateral Agreements.

          Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Senior Notes, direct, on behalf of the Holders of Senior Notes, the Collateral Agent to, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Agreements and (b) collect and receive any and all amounts payable in respect of the Obligations of Publishing hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Agreements or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Senior Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens under the Collateral Agreements or be prejudicial to the interests of the Holders of Senior Notes or of the Trustee).

SECTION 12.07 Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements.

          The Trustee is authorized to receive any funds for the benefit of the Holders of Senior Notes distributed under the Collateral Agreements, and to make further distributions of such funds to the Holders of Senior Notes according to the provisions of this Indenture.

SECTION 12.08    Termination of Security Interest.

          Upon the payment in full of all Obligations of Publishing and the Guarantors under this Indenture and the Senior Notes, or upon Legal Defeasance in accordance with Section 8.02, the Trustee shall, at the request of Publishing, deliver a certificate to the Collateral Agent (if other than the Trustee) stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Collateral Agreements.

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

SECTION 13.01    TIA Controls.

          If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control.

SECTION 13.02    Notices.

          Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or telex), and shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the United States mail, postage prepaid, or, in the case of telex notice, when sent, answer-back received, or in the case of telecopy notice, when sent, or in the case of a nationally recognized overnight courier service, one business day after deposit with such nationally recognized overnight courier service, to the address set forth below or to such other address as may be designated by any party in a written notice to the other party hereto:

          IF TO PUBLISHING OR GUARANTORS:

                 Golden Books Publishing Company, Inc.
                 888 Seventh Avenue
                 New York, New York  10106-4100
                 Attention:  Philip Galanes, General Counsel
                 Telephone:  (212) 547-4466
                 Facsimile:  (212) 547-6771

          WITH, IN THE CASE OF ANY NOTICE UNDER ARTICLE SIX, A COPY TO:

                 Proskauer Rose LLP
                 1585 Broadway
                 New York, New York  10036
                 Attention:  Alan Hyman, Esq.
                 Telephone:  (212) 969-3000
                 Facsimile:  (212) 969-2900

          IF TO TRUSTEE:

                 HSBC Bank USA
                 Corporate Trust Services
                 140 Broadway, 12th Floor
                 New York, New York 10005-1180
                 Attention:  Corporate Trust Department
                 Telephone:  (212) 658-6433
                 Facsimile:  (212) 658-6425

          WITH A COPY TO:

                 Pryor Cashman Sherman & Flynn LLP
                 410 Park Avenue
                 New York, New York 10022
                 Attention:  Eric M. Hellige, Esq.
                 Telephone:  (212) 421-4100
                 Facsimile:  (212) 326-0806

SECTION 13.03    Communications by Holders with Other Holders.

          Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Senior Notes. Publishing, the Guarantors, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 13.04    Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by Publishing to the Trustee to take any action under this Indenture, Publishing shall furnish to the Trustee:

          (1) an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05    Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 13.06    Rules by Trustee, Paying Agent, Registrar.

          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07    Legal Holidays.

          A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 13.08    Governing Law.

          THIS INDENTURE AND THE SENIOR NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

SECTION 13.09    No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of any of Publishing, Parent or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10    No Recourse Against Others.

          A director, officer, employee, stockholder or incorporator, as such, of Publishing, or any Guarantor shall not have any liability for any obligations of Publishing or any Guarantor under the Senior Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Securityholder by accepting a Senior Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Senior Notes.

SECTION 13.11    Successors.

          All agreements of Publishing and each Guarantor in this Indenture and the Senior Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.12    Duplicate Originals.

          All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 13.13    Severability.

          In case any one or more of the provisions in this Indenture or in the Senior Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 13.14    Table of Contents, Headings, Etc.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.15    Waiver of Jury Trial.

          PUBLISHING, THE GUARANTORS, THE TRUSTEE, THE COLLATERAL AGENT AND EACH AGENT HEREBY (I) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE AND THE COLLATERAL AGREEMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR ASSOCIATED HEREWITH OR THEREWITH, BEFORE OR AFTER MATURITY;
(II) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (III) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS INDENTURE AND THE COLLATERAL AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES


          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

Dated as of the date first written above.

                                      GOLDEN BOOKS PUBLISHING COMPANY, INC.


                                      By: _____________________________________
                                          Name: _______________________________
                                          Title:_______________________________

Attest:_________________________

                                      HSBC BANK USA,
                                      as Trustee


                                      By: _____________________________________
                                          Name: _______________________________
                                          Title:_______________________________

Attest:_________________________

                                      GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.


                                      By: _____________________________________
                                          Name: _______________________________
                                          Title:_______________________________

Attest:_________________________


                                      GOLDEN BOOKS HOME VIDEO, INC.


                                      By: _____________________________________
                                          Name: _______________________________
                                          Title:_______________________________

Attest:_________________________


                           [Indenture Signature Page]

                                      SHARI LEWIS ENTERPRISES, INC.


                                      By: _____________________________________
                                          Name: _______________________________
                                          Title:_______________________________

Attest:_________________________


                                      SLE PRODUCTIONS, INC.


                                      By: _____________________________________
                                          Name: _______________________________
                                          Title:_______________________________

Attest:_________________________


                                      LRM ACQUISITION CORP.


                                      By: _____________________________________
                                          Name: _______________________________
                                          Title:_______________________________

Attest:_________________________


                           [Indenture Signature Page]

                                                                       Exhibit A

                              [FORM OF SENIOR NOTE]

                   [INSERT GLOBAL NOTE LEGEND, IF APPROPRIATE]

                    [INSERT RULE 144 LEGEND, IF APPROPRIATE]

                      GOLDEN BOOKS PUBLISHING COMPANY, INC.

                       10.75% Senior Secured Note Due 2004

No. _                                                              CUSIP: ______

GOLDEN BOOKS PUBLISHING COMPANY, INC., a Delaware corporation ("Publishing," which term includes any successor corporation), for value received promises to pay to _ or registered assigns, the principal sum [OF _____ DOLLARS,] [INDICATED ON THE "SCHEDULE OF INCREASES OF, AND EXCHANGES OF INTERESTS IN, THE GLOBAL NOTE" ATTACHED HERETO] on December 31, 2004 and to pay interest thereon from January 1, 2000 or such later date as is specified in Section 1 below in cash semiannually in arrears at the rate of 10.75% per annum on June 30 and December 31 of each year until the principal hereof is paid or made available for payment; provided, however, that, at the option of Publishing, semiannual interest payments due on or prior to December 31, 2002 may be paid in the form of Additional Senior Notes at a rate of 14.25% per annum in lieu of cash. Payment of principal, premium, if any, and interest shall be made in the manner and subject to the terms set forth in provisions appearing on the reverse hereof, which provisions, in their entirety, shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, Publishing has caused this Senior Note to be signed manually or by facsimile by its duly authorized officers.

Dated: _____________________, 200 .

Attest:                                 GOLDEN BOOKS PUBLISHING COMPANY,
                                        INC.


                                        By: ___________________________________
Name:  ___________________________      Name: _________________________________
Title: ___________________________      Title: ________________________________

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

This is one of the Senior Notes described in the within-mentioned Indenture.


                                      HSBC BANK USA


                                      By: ____________________________________
                                          Authorized Signatory

                      GOLDEN BOOKS PUBLISHING COMPANY, INC.

                       10.75% Senior Secured Note Due 2004

1.   Interest.

     GOLDEN BOOKS PUBLISHING COMPANY, INC., a Delaware corporation ("Publishing"), promises to pay interest on the principal amount of this Senior Note at the rate per annum shown above, provided, however, that at the option of Publishing, interest payments due on or prior to December 31, 2002 may be paid in the form of Additional Senior Notes at a rate of 14.25% per annum in lieu of cash. Publishing will pay interest, whether in cash or in-kind, semi-annually on June 30 and December 31 of each year (each, an "Interest Payment Date"), commencing June 30, 2000, to Holders of record on the immediately preceding June 15 and December 15 (each, a "Record Date"). Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 1, 2000, or in case of Additional Senior Notes, from the date of issuance of such Additional Senior Notes. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Publishing shall pay interest on overdue principal and interest on overdue installments of interest and premium, to the extent lawful, at a rate equal to the rate of interest otherwise payable on the Senior Notes plus 2.00% per annum.

2.   Method of Payment.

     Publishing shall pay interest on the Senior Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Senior Notes are canceled on registration of transfer or registration of exchange after such Record Date. Publishing shall pay principal and interest, except as otherwise provided by the terms of this Senior Note, in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, Publishing may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. Publishing may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address. If this Senior Note is a Certificated Note, Publishing shall notify the Trustee in writing of its election to pay interest on this Senior Note through the issuance of Additional Senior Notes and the aggregate amount of Additional Senior Notes to be issued not less than 10 nor more than 45 days prior to the Record Date for the Interest Payment Date on which Additional Senior Notes will be issued. On each such Interest Payment Date, the Trustee shall, as appropriate, record increases on the "Schedule of Increases of, and Exchanges of Interests in, the Global Note" attached to each Global Note or shall authenticate Additional Senior Notes for original issuance to each Holder pro rata on the relevant Record Date, in each case in the aggregate principal amount required to pay such interest. Each such Additional Senior Note and each such increase in the outstanding Global Notes is an additional obligation of Publishing and shall be governed by, and entitled to the benefits of the Indenture (as such term is defined below) and shall be subject to the terms of the Indenture (including the guarantee provisions) and shall rank pari passu with and be subject to the same terms (including the rate of interest from time to time payable thereon) as this Senior Note (except, as the case may be, with respect to the issuance date and aggregate principal amount) and shall have the benefit of all Liens securing Senior Notes.

3.   Paying Agent and Registrar.

     Initially, HSBC Bank USA (the "Trustee") will act as Paying Agent and Registrar. Publishing may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. Publishing, Parent or any of their respective Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.   Indenture; Guarantees; Security.

     Publishing issued the Senior Notes under an Indenture, dated as of January , 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), among Publishing, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Senior Notes are subject to all such terms, and Holders of Senior Notes are referred to the Indenture and the TIA for a statement of them. The Senior Notes are senior secured obligations of Publishing limited in aggregate principal amount to $87,000,000 (except as otherwise provided in Section 2 of this Senior Note relating to payment of interest by issuance of Additional Senior Notes).

     Payment on each Senior Note is guaranteed on a senior secured basis, jointly and severally, by the Guarantors pursuant to Article Eleven of the Indenture. Not all Subsidiaries of Parent and Publishing are required to be Guarantors.

     The Senior Notes are secured by a first priority Lien on First Lien Collateral, and a second priority Lien on Second Lien Collateral, in each case subject to certain Permitted Liens. Certain rights and remedies with respect to Collateral are limited pursuant to, and as described more particularly in, the Intercreditor Agreement. Each Holder, by accepting a Senior Note, agrees to be bound to all the terms and provisions of the Intercreditor Agreement and the other Collateral Agreements, as the same may be amended from time to time. Collateral may be released from the Lien of the Indenture under certain circumstances as described in the Indenture. Up to $10 million of Collateral may be released with the consent of Holders of 662/3% in aggregate principal amount of the Senior Notes then outstanding.

5.   Optional Redemption.

     The Senior Notes may be redeemed in whole, at any time, or from time to time in part, at the option of Publishing, at a redemption price equal to the applicable percentage of the principal amount thereof set forth below, together with accrued interest to the Redemption Date, if redeemed during the 12-month period commencing on January _ in the years set forth below:


          Year                                                 Percentage

          2000............................................      105.375%
          2001............................................      103.583%
          2002............................................      101.792%
          2003 and thereafter.............................      100.000%



6.   Notice of Redemption.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Senior Notes to be redeemed at such Holder's registered address. Senior Notes in denominations larger than $1,000 may be redeemed in part.

     Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Senior Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless Publishing defaults in the payment of such Redemption Price, the Senior Notes called for redemption will cease to bear interest and the only right of the Holders of such Senior Notes will be to receive payment of the Redemption Price.

7.   Repurchase at Option of Holders.

     (a)......Change  of  Control  Offer.  Upon the  occurrence  of a Change  of
Control, Publishing will be required to make an offer (the "Change of Control Offer") to repurchase all of each Holder's Senior Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

     (b)......Asset Sale.  Publishing is required to apply the Net Cash Proceeds from certain Asset Sales to the mandatory purchase of Senior Notes, at the Redemption Price specified in Paragraph 5 hereof.

8.   Mandatory Redemption.

     The Senior Notes shall be mandatorily redeemable by Publishing in part in an amount equal to $8,333,000 principal amount of Senior Notes, on each of June 30, 2003, December 31, 2003, and June 30, 2004 (each, a "Redemption Date") at a Redemption Price equal to 100% of the principal amount plus accrued interest thereon to the applicable Redemption Date.

9.   Denominations; Transfer; Exchange.

     The Senior Notes are in registered form, without coupons. A Holder shall register the transfer of or exchange Senior Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Senior Notes or portions thereof selected for redemption.

10.  Persons Deemed Owners.

     The registered Holder of a Senior Note shall be treated as the owner of it for all purposes.

11.  Unclaimed Money.

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agents will pay the money back to Publishing at its request. After that, all liability of the Trustee and such Paying Agents with respect to such money shall cease.

12.  Discharge Prior to Redemption or Maturity.

     If Publishing at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Senior Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, Publishing will be discharged from certain provisions of the Indenture and the Senior Notes (including the financial covenants, but excluding its obligation to pay the principal of and interest on the Senior Notes).

13.  Amendment; Supplement; Waiver.

     Subject to certain exceptions, the Indenture, the Senior Notes or any Collateral Agreement may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Senior Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Senior Notes or any Collateral Agreement to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, provide for additional Guarantors pursuant to Section 4.19 of the Indenture or otherwise, provide for successors pursuant to Article Five or Section 11.06 of the Indenture, or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, provide for the appointment of a successor Trustee pursuant to Section 7.08 or make any other change that does not adversely affect the legal rights of any Holder of a Senior Note. Certain amendments and waivers require the consent of each Holder affected thereby.

14.  Restrictive Covenants.

     The Indenture imposes certain limitations on the ability of Parent and its Subsidiaries to, among other things, pay dividends to stockholders of Parent or make certain other restricted payments, incur additional Indebtedness or Liens, enter into transactions with Affiliates, make payments in respect of its Capital Stock and merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. Unrestricted Subsidiaries are not subject to most of the restrictive covenants. Publishing must annually report to the Trustee regarding compliance with such limitations.

15.  Successors.

     When a successor assumes all the obligations of its predecessor under the Senior Notes and the Indenture, the predecessor will not be released from those obligations.

16.  Defaults and Remedies.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Senior Notes then outstanding may declare all the Senior Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Senior Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Senior Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Senior Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest, including a payment on the Change of Control Payment Date pursuant to a Change of Control Offer and a payment upon a mandatory redemption) if it determines that withholding notice is in their interest.

17.  Trustee Dealings with Publishing.

     The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Senior Notes and may otherwise deal with Publishing, the Guarantors, or their respective Affiliates as if it were not the Trustee.

18.  No Recourse Against Others.

     No stockholder, director, officer, employee or incorporator, as such, of Publishing or any Guarantor shall have any liability for any obligations of Publishing or any Guarantor under the Senior Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Senior Note by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Notes.

19.  Authentication.

     This Senior Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Senior Note.

20.  Abbreviations and Defined Terms.

     Customary abbreviations may be used in the name of a Holder of a Senior Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors
Act).

21.  CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Publishing will cause CUSIP numbers to be printed on the Senior Notes as a convenience to the Holders of the Senior Notes. No representation is made as to the accuracy of such numbers as printed on the Senior Notes and reliance may be placed only on the other identification numbers printed hereon.

     Publishing will furnish to any Holder of a Senior Note upon written request and without charge a copy of the Indenture. Requests may be made to: Golden Books Publishing Company, Inc., 888 Seventh Avenue, New York, NY 10106.

                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                            SENIOR SECURED GUARANTEE

          The Guarantors (as defined in the Indenture (the "Indenture") referred to in the Senior Note upon which this notation is endorsed and each hereinafter referred to as a "Guarantor," which term includes any successor Person under the Indenture) have, jointly and severally, unconditionally guaranteed on a senior secured basis, (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Senior Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Senior Notes, to the extent lawful, and the due and punctual performance of all other obligations of Publishing to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Senior Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          The obligations of each Guarantor to the Holders of Senior Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are senior secured obligations of each such Guarantor to the extent and in the manner provided, in Article Eleven of the Indenture, and may be released under certain circumstances. Reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

          No stockholder, officer, director or incorporator, as such, past, present or future, of any Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

          The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Senior Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                      INITIAL GUARANTORS:

                                      GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.
                                      GOLDEN BOOKS HOME VIDEO, INC.
                                      SHARI LEWIS ENTERPRISES, INC.
                                      SLE PRODUCTIONS, INC.
                                      LRM ACQUISITION CORP.


                                      By: _____________________________________
                                      Name: ___________________________________
                                      (for each of the above-listed Guarantors)


                                      By: _____________________________________
                                      Name: ___________________________________
                                       (for each of the above-listed Guarantors)

                              [FORM OF ASSIGNMENT]


To assign this Senior Note, fill in the form below: I or we assign and transfer this Senior Note to

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)

Please insert Social Security or other identifying number of assignee
--------------------------------------------------------------------------------

and irrevocably appoint ___ agent to transfer this Senior Note on the books of Publishing. The agent may substitute another to act for him.


Dated: _______________________________
Signed: ______________________________


--------------------------------------------------------------------------------
                    (Sign exactly as your name appears on the
                           front of this Senior Note)


Signature Guarantee: ___________________________

     Signature must be guaranteed by an eligible guarantor institution within the meaning of Securities and Exchange Commission Rule 17Ad-15 (including banks, stock brokers, savings and loan associations, national securities exchanges, registered securities associations, clearing agencies and credit unions) with membership or participation in an approved signature guarantee medallion program if this Senior Note is delivered other than to and in the name of the registered holder.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Senior Note purchased by Publishing pursuant to Section 4.17 or Section 4.18 of the Indenture, check the appropriate box:

          Section 4.17  [ ]                 Section 4.18  [ ]

          If you want to elect to have only part of this Senior Note purchased by Publishing pursuant to Section 4.17 or Section 4.18 of the Indenture, state the amount:



Date:_______________________________  Signature: _______________________________
                                                 (Sign  exactly as your name
                                                  appears on the front of this
                                                  Senior Note)


Signature Guarantee: ___________________________


     Signature must be guaranteed by an eligible guarantor institution within the meaning of Securities and Exchange Commission Rule 17Ad-15 (including banks, stock brokers, savings and loan associations, national securities exchanges, registered securities associations, clearing agencies and credit unions) with membership or participation in an approved signature guarantee medallion program if this Senior Note is delivered other than to and in the name of the registered holder.

                   [If a Global Note, include the following:]

                          SCHEDULE OF INCREASES OF, AND
                   EXCHANGES OF INTERESTS IN, THE GLOBAL NOTE

          The following increases of this Global Note pursuant to the issuance of Additional Senior Notes under Section 4.01 of the Indenture, and exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:


                                                                Principal
                       Amount of           Amount of              Amount           Signature of
                      decrease in           increase                of              authorized
                       Principal         in Principal        this Global Note        officer
                         Amount              Amount           following such       of Trustee or
                           of                  of               decrease               Note
Date of Exchange    this Global Note    this Global Note       (or increase)         Custodian
----------------    ----------------    ----------------       -------------         ---------





                                  SCHEDULE 4.12

                    Certain Permitted Affiliate Transactions


None.

                                  SCHEDULE 4.21

                             Permitted Subsidiaries


1.   Subsidiaries of Parent

     Publishing
     LRM Acquisition Corp.
     Golden Books Home Video, Inc.
     Shari Lewis Enterprises, Inc.
     SLE Productions, Inc.
     Golden Canada

2.   Subsidiaries of Publishing

     Shari Lewis Enterprises, Inc.
     SLE Productions, Inc.
     Golden Canada